Filed Pursuant to Rule 424(b)(2)
Registration No. 333- 157706

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale in not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT (SUBJECT TO COMPLETION)
(To Prospectus dated April 22, 2009)
Issued June 18, 2009
Shares
COMMON STOCK

We are offering            shares of our common stock, $1.00 par value. We will receive all of the net proceeds from the sale of our common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSFG.” The closing price of our common stock on the Nasdaq Global Select Market on June 17, 2009 was $1.60 per share.

For a discussion of certain risks that you should consider in connection with an investment in our common stock, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as the additional risk factors beginning on page S-9 of this prospectus supplement.

PRICE $        A SHARE

Underwriting
		discounts and	Proceeds to us,
	Price to public	commissions	before expenses
Per share	$	$	$
Total	$	$	$
We have granted the underwriters an option to purchase up to an additional            shares of our common stock public offering price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the underwritten shares but not payable on shares subject to the option less underwriting discounts and commissions, to cover over-allotments, if any, within 30 days of the date of this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These shares of common stock will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Morgan Stanley & Co. Incorporated expects to deliver the shares of common stock to purchasers on or about June  , 2009.

MORGAN STANLEY

June  , 2009

PROSPECTUS SUPPLEMENT
PROSPECTUS

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     You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement and accompanying prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus supplement and accompanying prospectus or incorporated by reference herein and therein may be accurate only as of their respective dates.
     We are not making an offer of the shares of common stock covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT
     This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the offering. The second part is the prospectus, which describes more general information, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.
     References in this prospectus supplement to “TSFG,” the “Company,” “we,” “us” and “our” are to The South Financial Group, Inc. and its successors, including its subsidiaries where the context so requires.
     If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
     Currency amounts in this prospectus supplement are stated in U.S. dollars.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at www.thesouthgroup.com or at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s public reference room. These SEC filings are also available to the public from commercial document retrieval.
     Information contained on our website is not a part of this prospectus supplement.
     For further information about TSFG and the securities being offered by TSFG, you should refer to the registration statement of which this prospectus supplement and accompanying prospectus forms a part and its exhibits. This prospectus supplement summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus supplement and accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents.
INFORMATION INCORPORATED BY REFERENCE
     We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):
•	Our annual report on Form 10-K for the year ended December 31, 2008;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009;

•	Our current reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations), filed on January 27, 2008, January 28, 2009, February 9, 2009, February 20, 2009, February 23, 2009, March 5, 2009, March 25, 2009, April 3, 2009, April 21, 2009, May 6, 2009 and June 18, 2009;

•	Our Proxy Statement on Schedule 14A dated March 26, 2009; and

•	The description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.
     We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus supplement or terminate this offering.
     You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:
Secretary
The South Financial Group, Inc.
102 South Main Street
Greenville, SC 29601
Phone: (864) 239-6459
Email: investor@thesouthgroup.com
     You should rely only on the information incorporated by reference or presented in this prospectus supplement or the accompanying prospectus. Neither we nor any underwriters or agents, have authorized anyone else to provide you with different information. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the accompanying prospectus, and the information incorporated by reference contain certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) to assist in the understanding of anticipated future operating and financial performance, growth opportunities, growth rates, and other similar forecasts and statements of expectations. These forward-looking statements may be identified by the use of such words as: “estimate,” “anticipate,” “expect,” “believe,” “intend,” “plan,” or words of similar meaning, or future or conditional verbs such as “may,” “intend,” “could,” “will,” or “should.” These forward-looking statements reflect current views, but are based on assumptions and are subject to risks, uncertainties, and other factors, which may cause actual results to differ materially from those in such statements. A variety of factors may affect the operations, performance, business strategy and results of TSFG including, but not limited to, those set forth under “Risk Factors” as well as the following:
•	ability to effectuate the Capital Plan;

•	significant changes in, or additions to, banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act of 2008 (“EESA”), the Troubled Asset Relief Program (“TARP”), including the Capital Purchase Program (the “Capital Purchase Program”) of the U.S. Department of Treasury (the “U.S. Treasury”), and related executive compensation requirements;

•	any potential participation in one or more governmental capital programs such as the Capital Assistance Program (the “CAP”) of the U.S. Treasury;

•	additional losses in our loan portfolio and ability to mitigate credit issues in our loan portfolio;

•	continuation or worsening of current recessionary conditions, as well as continued turmoil in the financial markets;

•	continued volatility and deterioration of the capital and credit markets;

•	ability to maintain required capital levels and adequate sources of funding and liquidity;

•	deposit growth, change in the mix or type of deposit products, and cost of deposits;

•	loss of deposits due to perceived capital weakness or otherwise;

•	rating agency action such as a ratings downgrade;

•	continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	continued weakness or further deterioration in the residential real estate markets in South Carolina, western North Carolina, and larger markets in Florida, in which our loans are concentrated;

•	risks inherent in making loans, including repayment risks and changes in the value of collateral, and our ability to manage such risks;

•	loan growth, loan sales, the adequacy of the allowance for credit losses, provision for credit losses, and the assessment of problem loans (including loans acquired via acquisition);

•	risks incurred as a result of trading, clearing, counterparty, or other relationships;

•	changes in interest rates, shape of the yield curve, deposit rates, the net interest margin, and funding sources;

•	market risk (including net interest income at risk analysis and economic value of equity risk analysis) and inflation;

•	changes in accounting policies and practices;

•	the ability of our internal controls and procedures to prevent acts intended to defraud, misappropriate assets, or circumvent applicable law or our system of controls;

•	risks associated with potential interruptions or breaches with respect to our information system;

•	the exposure of our business to hurricanes and other natural disasters;

•	ability to redeem the Series 2008-T Preferred Stock and the warrant sold to the U.S. Treasury;

•	competition in the banking industry and demand for our products and services;

•	changes in the financial performance and/or condition of the borrowers of the subsidiary bank, Carolina First Bank;

•	increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes;

•	level, composition, and repricing characteristics of the securities portfolio;

•	fluctuations in consumer spending;

•	increased competition in our markets;

•	income and expense projections, ability to control expenses, and expense reduction initiatives;

•	changes in the compensation, benefit, and incentive plans, including compensation accruals;

•	risks associated with income taxes, including the potential for adverse adjustments and the failure to realize deferred tax assets;

•	acquisitions, greater than expected deposit attrition or customer loss, inaccuracy of related cost savings estimates, inaccuracy of estimates of financial results, and unanticipated integration issues;

•	valuation of goodwill and intangibles and any potential future impairment;

•	significant delay or inability to execute strategic initiatives designed to grow revenues;

•	changes in management’s assessment of, and strategies for, lines of business, asset, and deposit categories;

•	changes in the evaluation of the effectiveness of our hedging strategies; and

•	changes, costs, and effects of litigation, and environmental remediation.
     Such forward-looking statements speak only as of the date on which such statements are made and shall be deemed to be updated by any future filings made by TSFG with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events. In addition, certain statements in future filings by TSFG with the SEC, in press releases, and in oral and written statements made by or with the approval of TSFG, which are not statements of historical fact, constitute forward-looking statements.
     For a more complete discussion of these risks and uncertainties, see “Risk Factors” on page S-9 of this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2008, particularly Part I, Item 1A, entitled “Risk Factors.”

PROSPECTUS SUPPLEMENT SUMMARY
     The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference before making an investment decision.
The South Financial Group, Inc.
     The South Financial Group, Inc. is a South Carolina corporation headquartered in Greenville, South Carolina. It was formed in 1986 and is a bank holding company, as defined under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”). We operate principally through Carolina First Bank, a South Carolina chartered commercial bank and its subsidiaries. Our subsidiaries provide a full range of financial services, including asset management, insurance, investments, mortgage, and trust services, designed to meet substantially all of the financial needs of our customers.
     At March 31, 2009, we conducted business through 180 branch offices in South Carolina, Florida, and North Carolina. At March 31, 2009, we had $13.3 billion in assets, $10.0 billion in loans, $7.4 billion in customer deposits, and $1.6 billion in shareholders’ equity. At March 31, 2009, approximately 45% of our customer deposits were in South Carolina, 42% were in Florida, and 13% were in North Carolina.
     The address of our principal executive offices is 102 South Main Street, Greenville, South Carolina 29601. Our telephone number is (864) 255-7900.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSFG.”
Recent Developments
Capital Plan
     On June 18, 2009, we announced a capital plan (our “Capital Plan”) estimated to add approximately $300 million to $315 million in Tier 1 common capital comprised of the following elements:
•	a privately negotiated exchange of $94.5 million of our 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V and 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV held by two investors for a new series of preferred stock (the “Series 2009-A Preferred Stock”) that will automatically convert into an aggregate of approximately 24 million shares of common stock (subject to certain limitations) upon receipt of the stockholder approval described below;

•	this offering;

•	a public exchange offer for our remaining $95.5 million in mandatory convertible preferred stock, which is anticipated following receipt of the stockholder approval described below; and

•	conversion of hybrid securities and sales of ancillary businesses, which are estimated to generate capital of $35 million to $50 million.
     If these elements of the Capital Plan are successfully completed and approximately $307.5 million of capital is generated (the midpoint of the range), our Tier 1 common capital to risk-weighted assets ratio would increase from 5.6% to 8.3% at March 31, 2009 (pro forma), and our Tier 1 risk-based capital ratio would increase from 12.1% to 12.9% at March 31, 2009 (pro forma). Additionally, our tangible common equity to tangible assets ratio would increase from 6.0% to 8.3% at March 31, 2009 (pro forma). Additionally, other components will contribute to capital enhancements, including dividend savings of approximately $35 million and planned reductions in non-core loans and securities of approximately $500 million.
     On June 17, 2009, we entered into agreements (the “Exchange Agreements”) with two investors, pursuant to which an aggregate of 94,500 shares of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V and 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV held by such investors, their affiliates or certain related accounts will be exchanged for 94,500 shares Series 2009-A Preferred Stock. The completion of these exchanges is subject to certain conditions including (1) our raising gross proceeds of at least $75 million in this offering, (2) the accuracy of our representations and warranties and (3) our material compliance with our covenants. These exchanges are expected to be completed contemporaneously with the completion of this offering. The Exchange Agreements will terminate automatically if the public offering condition has not been met within 15 business days of June 17, 2009.
     Each share of the Series 2009-A Preferred Stock will automatically convert into approximately 253.846 shares of common stock, based on an initial conversion price of $3.94 per share (the “Conversion Price”) on the first business day following the occurrence of both (1) the approval of the conversion terms of the Series 2009-A Preferred Stock by a majority of the total votes cast on the proposal, whether presented at a special or annual meeting of our shareholders, and (2) the approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized thereunder from 200,000,000 to 325,000,000 by two-thirds of the votes entitled to be cast thereon, whether presented at a special or annual meeting of shareholders (together, the “Shareholder Approval”); provided that such conversion will not occur to the extent that it would result in the holder owning more than 9.9% of our voting securities. If the Shareholder Approval is not obtained by December 19, 2009, the Conversion Price will be adjusted and holders of the Series 2009-A Preferred Stock will be entitled to receive dividends. The Conversion Price is also subject to certain anti-dilution adjustments. We intend to hold a meeting of shareholders to seek the Shareholder Approval as promptly as practicable.
     We will seek to execute this offering and the remainder of our Capital Plan during the course of fiscal 2009. We cannot assure you that we will be able to successfully complete all elements of our Capital Plan at the levels contemplated. See “Risk Factors — Risks Relating to Our Business — Failure to successfully implement our Capital Plan could adversely impact our company,” below.

THE OFFERING
     The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”

Issuer	The South Financial Group, Inc., a South Carolina corporation.

Common stock offered	shares of common stock, $1.00 par value.

Over-allotment option	We have granted the underwriters an option to purchase up to an additional shares of common stock within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.

Common stock outstanding	85,249,075 shares of common stock as of June 5, 2009.

Use of proceeds	The net proceeds to us after estimated expenses from the sale of the common stock offered hereby will be approximately $ million (or $ million in the event of the exercise of the over-allotment option in full). We expect to use the net proceeds of this offering for general corporate purposes.

Risk factors	An investment in our common stock is subject to risks. Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Market and trading symbol for the common stock	Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “TSFG.”

RISK FACTORS
     Investing shares of our common stock involves risk. Please see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus supplement, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.
Risks Relating to Our Business
We are subject to extensive government regulation and supervision and could be subjected to additional restrictions on our business and operations.
     TSFG and its subsidiaries are subject to extensive federal and state regulation and supervision affecting, among other things, our lending practices, capital structure, investment practices, dividend policy, and growth. Banking regulations are primarily intended to protect depositors’ funds, consumers, federal deposit insurance funds, and the banking system as a whole, not security holders. Under federal and state law, our regulators have broad powers with respect to our company and subsidiaries, which entail risks and uncertainties. These risks and uncertainties include the risk that future capital requirements will be required by our regulators and that these capital requirements will exceed the levels contemplated by our Capital Plan. In addition, our regulators may impose other directives relating to various aspects of our business, such as risk management, credit and lending policies and procedures, asset/liability management, loan and securities portfolio composition, funding and liquidity and dividend policies if they determine that any of these aspects of our business pose undue risk to the institution and we fail to take sufficient action to mitigate such risks. Any such laws, requirements or directives, or the failure to comply with them, could result in negative regulatory consequences, including becoming subject to supervisory action or to the imposition of restrictions on our business and operations. Such restrictions could adversely impact our financial condition, our access to the equity and capital markets, the way in which we operate our businesses and the value of our common stock.
     Laws and regulations also exist that require financial institutions like us to take steps to prevent the use of our banking subsidiary to facilitate the flow of illegal or illicit money, to report large currency transactions, and to file suspicious activity reports. We are also required to develop and implement a comprehensive anti-money laundering compliance program. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations. While we have policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur.
     In addition, Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. It is likely that there will be significant changes to the banking and financial institutions regulatory regimes in the near future in light of the recent performance of and government intervention in the financial services sector. Changes to statutes, regulations, regulatory policies, or regulatory ratings (including changes in interpretation or implementation), could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit access to certain funding sources, limit the types of financial services and products we may offer, and/or increase the ability of non-banks to offer competing financial services and products, among other things.
Failure to successfully implement our Capital Plan could adversely impact our company.
     Our Capital Plan includes several components as described above under “Recent Developments — Capital Plan.” There can be no assurance that we will be able to successfully execute on all components of the Capital Plan, or that we will receive the shareholder vote required (1) for the issuance of common stock issuable upon conversion of the new series of mandatory convertible preferred stock discussed under “Recent Developments — Capital Plan” or (2) for the increase in our authorized common stock necessary for such conversion and for our ability to issue the other shares of common stock contemplated by the Capital Plan. If we are not able to successfully complete our

Capital Plan, we could be adversely impacted by negative perceptions regarding our ability to withstand a “more adverse” economic scenario by investors, our regulators and the rating agencies. In addition, even if we succeed in executing on our Capital Plan, our regulators could require us to change the amount or composition of our capital or impose other directives relating to our business as referenced above.
We have incurred significant losses and will incur additional losses.
     We incurred a net loss of $568.6 million, or $7.77 loss per share, for the year ended December 31, 2008, and $90.8 million, or $1.10 loss per share, for the three months ended March 31, 2009. We expect to incur a net loss for the three months ended June 30, 2009 (and a related decrease in stockholders’ equity as of such date). These losses and our expectations have resulted primarily from losses in our loan portfolio, and we expect to continue to suffer losses at significant levels in 2009 and into the first half of 2010. Additional detail regarding various matters relating to our credit exposure, portfolio concentrations, non-performing assets and related matters is included below.
If we experience greater credit losses than anticipated, our earnings may be adversely affected.
     As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the business of making loans and could have a material adverse effect on our operating results. Our credit risk with respect to our real estate and construction loan portfolio relates principally to the creditworthiness of corporations and the value of the real estate serving as security for the repayment of loans. Our credit risk with respect to our commercial and consumer loan portfolio relates principally to the general creditworthiness of businesses and individuals within our local markets.
     Our credit risk management system is defined by policies approved by our board of directors that govern the risk, underwriting, portfolio monitoring, and problem loan administration processes. We seek to ensure adherence to underwriting standards through a credit approval process and after-the-fact review by credit risk management, and supervise compliance with underwriting and loan monitoring policies through daily reviews by credit risk managers, monthly reviews of exception reports and ongoing analysis of asset quality trends. We administer problem loans through the use of policies that require written plans for resolution and periodic meetings with credit risk management to review progress. Ultimately, credit risk management activities are monitored by our board of directors’ risk committee. As part of our credit quality efforts, we continually assess the effectiveness of our policies and processes, and we have been and will continue to seek to reduce our levels of problem loans, address weaknesses in significant lending relationships and manage lending concentrations. However, our credit and risk management efforts are subject to substantial risks, including the risk of failure to develop adequate policies and procedures, failure to reduce problem loans and address lending and concentration weaknesses, failure of personnel to comply with our policies and procedures, assumptions and judgments that are not realized and other failures of our policies and procedures. Such failures could result in credit losses that exceed our expectations and adversely impact our financial condition, our capital position and the potential for criticism or adverse action by our regulators or the rating agencies.
     In connection with our credit risk management, business planning and forecasting, we make various assumptions and judgments about the collectibility of our loan portfolio and provide an allowance for estimated credit losses based on a number of factors. We believe that our allowance for credit losses is adequate. However, if our assumptions or judgments are wrong, our allowance for credit losses may not be sufficient to cover our actual credit losses. We may need to increase our allowance in the future in response to regulatory requests, changing conditions and assumptions, or deterioration in the quality of our loan portfolio. The actual amount of future provisions for credit losses cannot be determined at this time and may vary from the amounts of past provisions.

Our geographic and product concentrations and the downturn in the real estate market have significantly affected our results of operations, and further credit deterioration could have further adverse effects on collateral values and borrowers’ ability to repay, and consequently our financial condition and results of operations.
     Our commercial, real estate and consumer loans are concentrated predominantly in South Carolina, western North Carolina and larger markets in Florida. In addition, commercial loans and residential construction loans in South Carolina, North Carolina and Florida represented approximately 40% and 12%, respectively, of our total loan portfolio as of March 31, 2009. Because of the concentration of real estate and other loans in the same geographic regions, adverse economic conditions in these areas have contributed to higher rates of loss and delinquency on our loans than if the loans had been more geographically diversified.
     The effects of recent mortgage market challenges, combined with the ongoing decrease in commercial and residential real estate market prices and demand, could result in further price reductions in commercial and residential real estate values, adversely affecting the value of collateral securing the loans that we hold, as well as loan originations and gains on sale of real estate and construction loans. Prices of properties in South Carolina, North Carolina and Florida — where a large portion of our loans have real estate as a primary or secondary component of collateral — remain under significant pressure, with rising unemployment levels and the impact of the real estate downturn on the general economy. If we are required to liquidate the collateral during this period of reduced real estate values, our profitability and financial condition could be further adversely affected. As the extent and duration of this downturn is not known, we must estimate, based on current portfolio knowledge and analysis, the amount of our probable losses when recording our allowance for loan losses. This estimate requires substantial judgment on the part of management which may or may not prove valid and could be too low.
     As noted above, as part of our credit quality and risk management efforts, we have been seeking to reduce our levels of problem loans and nonperforming assets, address weaknesses in significant lending relationships and manage geographic and product lending concentrations. However, while we expect that these actions will help mitigate the overall effects of the credit down cycle, the weaknesses in our loan portfolio are expected to continue throughout 2009, and we will continue to have substantial geographic and product concentrations even with respect to new loans. Accordingly, it is anticipated that our non-performing asset and charge-off levels will remain elevated and could accelerate as a result of efforts (including by further charge-offs and loan sales) to reduce our levels of problem loans. In addition, our regulators could require us to take more aggressive measures in the future in connection with our non-performing assets. If we are not successful in our efforts to successfully manage our existing loan portfolio or new lending activities, or if we experience higher than expected delinquencies and greater than expected charge-offs in future periods, we could experience additional credit losses that materially and adversely affect our financial condition, our results of operations and our capital position and we could be exposed to increased potential for criticism or adverse action by our regulators or the rating agencies.
Our access to the capital markets and other sources of funding and liquidity remains under pressure.
     We fund our business operations through a combination of customer deposits, other customer funding and wholesale borrowing (including short-term and long-term borrowings as well as brokered deposits). These funding sources have suffered and have become more expensive in recent periods as a result of our financial performance, including the performance of our loan portfolio, decreased confidence in the financial markets generally among borrowers, lenders and depositors, as well as disruption and extreme volatility in the capital and credit markets and the failure of some entities in the financial sector. Our customer deposit funding has been low relative to peers because of our traditional focus on commercial lending, which has caused us to utilize wholesale funding to a greater degree than some of our peers. Customer deposits typically provide cost and liquidity advantages relative to wholesale funding, particularly in a higher interest rate environment. We have been working to strengthen our liquidity by shifting into customer deposits, reducing our reliance on wholesale funding and, where we do rely on wholesale funding, shifting to longer-term and more diversified borrowings. However, we may not be successful in increasing customer deposits, and any occurrence that limits participation in the capital markets or our access to the capital markets, such as the loss of access to the brokered CD market, the Federal Reserve Bank discount window or FHLB advances, or a downgrade of our debt ratings, may adversely affect our capital costs, our ability to raise capital and our ability to raise capital on terms that meet our funding and liquidity needs. The failure to establish and maintain appropriate funding and capital markets access on acceptable terms when needed could have a material adverse effect on our businesses, financial condition and results of operations, the willingness of certain counterparties and customers to do business with us and on the potential for criticism or adverse action by our regulators or the rating agencies.
Our credit ratings are reviewed periodically, and could be subject to downgrade.
     A downgrade to our, or our affiliates’, credit ratings could increase our cost of funds and negatively impact our profitability. Rating agencies base their ratings on many quantitative and qualitative factors, including capital adequacy, liquidity, asset quality, business mix, and level and quality of earnings, and there can be no assurance that we will maintain the aforementioned credit ratings. In addition, ratings agencies have themselves been subject to scrutiny arising from the financial crisis and there is no assurance that ratings agencies will not make or be required to make substantial changes to their ratings policies and practices or that such changes would not affect ratings of our securities or of securities in which we have an economic interest. Failure to execute successfully on our Capital Plan, further credit quality deterioration and other factors relating to our business could cause us to have lower capital ratios, which could result in the downgrade of our credit ratings.
Our business may be further adversely affected by conditions in the financial markets and economic conditions generally.
     Since late 2007, the United States has been in a recession. Business activity across a wide range of industries and regions is greatly reduced and local governments and many businesses are in serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.
     Since mid-2007, and particularly during the second half of 2008, the financial services industry and the securities markets generally were materially and adversely affected by significant declines in the values of nearly all asset classes and by a serious lack of liquidity. This was initially triggered by declines in home prices and the values of subprime mortgages, but spread to all mortgage and real estate asset classes, to leveraged bank loans and to nearly all asset classes, including equities. The global markets have been characterized by substantially increased volatility and short-selling and an overall loss of investor confidence, initially in financial institutions, but more recently in companies in a number of other industries and in the broader markets.
     Market conditions have also led to the failure or merger of a number of prominent financial institutions. Financial institution failures or near-failures have resulted in further losses as a consequence of defaults on securities issued by them and defaults under contracts entered into with such entities as counterparties. Furthermore, declining asset values, defaults on mortgages and consumer loans, and the lack of market and investor confidence, as well as other factors, have all combined to increase credit default swap spreads, to cause rating agencies to lower credit ratings, and to otherwise increase the cost and decrease the availability of liquidity, despite very significant declines in Federal Reserve borrowing rates and other government actions. Some banks and other lenders have suffered significant losses and have become reluctant to lend, even on a secured basis, due to the increased risk of default and the impact of declining asset values on the value of collateral. The foregoing has significantly weakened the strength and liquidity of some financial institutions worldwide. In 2008, the U.S. government, the Federal Reserve and other regulators have taken numerous steps to increase liquidity and to restore investor confidence, including investing in the equity of banking organizations, but asset values have continued to decline and access to liquidity continues to be constrained.
     Our financial performance generally, and in particular the ability of borrowers to pay interest on and repay principal of outstanding loans and the value of collateral securing those loans, is highly dependent upon the business environment in the markets where we operate. A favorable business environment is generally characterized by, among other factors, economic growth, efficient capital markets, low inflation, high business and investor confidence, and strong business earnings. Unfavorable or uncertain economic and market conditions can be caused by: declines in economic growth, business activity or investor or business confidence; limitations on the availability or increases in the cost of credit and capital; increases in inflation or interest rates; natural disasters; or a combination of these or other factors. Overall, during 2008 and early 2009, the business environment has been adverse for many households and businesses in the United States and worldwide. It is expected that the business environment in the United States and worldwide will continue to deteriorate for the foreseeable future. There can be no assurance that these conditions will improve in the near term. Such conditions could adversely affect the credit quality of our loans, results of operations and financial condition.
Legislative and regulatory actions taken now or in the future to address the current liquidity and credit crisis in the financial industry may significantly affect our financial condition, results of operation, liquidity or stock price.
     Current economic conditions, particularly in the financial markets, have resulted in government regulatory agencies and political bodies placing increased focus on and scrutiny of the financial services industry. The U.S. government has intervened on an unprecedented scale. In addition to the U.S. Treasury’s Capital Purchase Program (the “Capital Purchase Program”) (in which we participated), under the Troubled Asset Relief Program (“TARP”) announced last fall and the new Capital Assistance Program (the “CAP”) announced this spring (in which we have not participated), the U.S. government has taken steps that include enhancing the liquidity support available to financial institutions, establishing a commercial paper funding facility, temporarily guaranteeing money market funds and certain types of debt issuances, and increasing insurance on bank deposits. It is possible that we could voluntarily apply to participate in the CAP, although we currently do not intend to do so. Such participation would subject us to additional limitations regarding our business operations, would increase our preferred stock dividend obligations and would result in increased stockholder dilution. The U.S. Congress, through the Emergency Economic Stabilization Act of 2008 (“EESA”) and the American Recovery and Reinvestment Act of 2009 (“ARRA”), also has imposed a number of restrictions and limitations on the operations of financial services firms participating in the federal programs. There can be no assurance as to the impact that the these programs and measures will have on the financial markets, including the high levels of volatility and limited credit availability currently being experienced, or on the U.S. banking and financial industries and the broader U.S. and global economies. The failure of these programs and measures to help stabilize the financial markets and a continuation or worsening of current financial market conditions could materially and adversely affect our business, financial condition, results of operations, access to credit, or the trading price of our common stock.
     These programs and measures also subject participating financial institutions, like us, to additional restrictions, oversight and costs that may have an adverse impact on our business, financial condition, results of operations or the price of our common stock. In particular, ARRA made amendments to the executive compensation provisions of EESA, under which TARP was established. These amendments apply not only to future participants under TARP, but also apply retroactively to companies like us that are current TARP participants. The full scope and impact of these amendments is uncertain and difficult to predict. ARRA directs the Secretary of the U.S. Treasury to adopt standards that implement the amended provisions of EESA and directs the SEC to issue rules in connection with certain of the amended provisions. While the U.S. Treasury has adopted interim final rules, the full scope and impact of the new standards and rules is not fully known.
     In addition, new legislative proposals continue to be introduced in the U.S. Congress that could further substantially increase regulation of the financial services industry and impose restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices, including with respect to compensation, interest rates and the impact of bankruptcy proceedings on consumer real property mortgages and otherwise. These, and any future legal requirements and implementing standards under TARP may have unforeseen or unintended adverse effects on TARP participants and on the financial services industry as a whole. Further, federal and state regulatory agencies also frequently adopt changes to their regulations and/or change the manner in which existing regulations are applied. We cannot predict the substance or impact of pending or future legislation, regulation or the application thereof. Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, require us to increase our regulatory capital and limit our ability to pursue business opportunities in an efficient manner by requiring us to expend significant time, effort and resources to ensure compliance. Additionally, the evolving regulations concerning executive compensation may impose limitations on us that affect our ability to compete successfully for executive and management talent.
We may be adversely affected by the soundness of other financial institutions.
     Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. In addition, our credit risk may be exacerbated when the collateral we hold cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to us. Any such losses could have a material adverse affect on our financial condition and results of operations.
The performance of our investment portfolio is subject to fluctuations due to changes in interest rates and market conditions.
     Changes in interest rates can negatively affect the performance of most of our investments. Interest rate volatility can reduce unrealized gains or create unrealized losses in our portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions, and other factors beyond our control. Fluctuations in interest rates affect our returns on, and the market value of, our investment securities.
     The fair market value of the securities in our portfolio and the investment income from these securities also fluctuate depending on general economic and market conditions. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations.
Our earnings are exposed to risks associated with movements in market interest rates.
     Market interest rate movements could adversely impact earnings, depending on our interest rate risk mismatches at that time. In particular, rising interest rates would adversely impact earnings in the event that our liabilities reprice faster than assets, whereas falling interest rates would adversely impact earnings in the event our assets reprice faster than liabilities. If we have a “mismatch” between the duration of our assets and the duration of our liabilities, and interest rates move as described in the previous sentence, our net interest income would be negatively affected.
We are required to make a number of judgments in applying accounting policies and different estimates and assumptions in the application of these policies could result in a decrease in capital and/or other material changes to our reports of financial condition and results of operations.
     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and reserve for unfunded lending commitments, the effectiveness of derivatives and other hedging activities, the fair value of certain financial instruments (securities, derivatives, and privately held investments), income tax assets or liabilities (including deferred tax assets and any related valuation allowance), share-based compensation, and accounting for acquisitions, including the fair value determinations and the analysis of goodwill impairment. While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in a decrease to net income and, possibly, capital and may have a material adverse effect on our reports of financial condition and results of operations.
Our controls and procedures may fail or be circumvented or outside parties may perpetrate a fraud, resulting in an adverse effect on our results of operations and financial condition.
     We can incur losses due to internal or external acts intended to defraud, misappropriate assets, or circumvent applicable law or our system of internal controls. We regularly review and update our internal controls and procedures. However, any system of controls, no matter how well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met.

An interruption or breach in security with respect to our information systems, as well as information systems of our outsourced service providers, could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation, any of which could have a material adverse effect on our financial condition and results of operations.
     We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposit, loan and other systems.
Hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business.
     We operate and make loans in hurricane-prone areas. Hurricanes destroy collateral and the service businesses that support the area, and may affect the demand for houses and services in hurricane-prone areas. Our results could be adversely affected if we suffered higher than expected losses on our loans due to weather events.
We may not be able to redeem the Series T Preferred Stock and the warrant sold to the U.S. Treasury as soon as we desire.
     Until such time as we redeem our Series T-2008 Preferred Stock (the “Series T Preferred Stock”), we will remain subject to the respective terms and conditions set forth in the agreements we entered into with the U.S. Treasury under the Capital Purchase Program. Among other things, prior to December 5, 2011, unless we have redeemed the Series T Preferred Stock issued to the U.S. Treasury or the U.S. Treasury has transferred the Series T Preferred Stock to a third party, the consent of the U.S. Treasury will be required for us to (1) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.01 per share of common stock) or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the related purchase agreement. It is unlikely that we will be able to redeem the Series T Preferred Stock until, among other things, we increase our capital and return to profitability. See “Risk Factors — Risks Relating to Our Business — We have incurred significant losses and will incur additional losses,” above.
     Further, the continued existence of the Capital Purchase Program investment subjects us to increased regulatory and legislative oversight. See “Risk Factors — Risks Relating to Our Business — Legislative and regulatory actions taken now or in the future to address the current liquidity and credit crisis in the financial industry may significantly affect our financial condition, results of operation, liquidity or stock price,” above.
Industry competition may have an adverse effect on our success.
     Our profitability depends on our ability to compete successfully. We operate in a highly competitive environment. Certain of our competitors are larger and have more resources than we do and as a result may be perceived to be stronger institutions. In our market areas, we face competition from other commercial banks, savings and loan associations, credit unions, internet banks, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, and other financial intermediaries that offer similar services. Some of our non-bank competitors are not subject to the same extensive regulations that govern TSFG or Carolina First and may have greater flexibility in competing for business. TSFG expects competition to intensify among financial services companies due to the recent consolidation of certain competing financial institutions and the conversion of certain investment banks to bank holding companies. Should competition in the financial services industry intensify, TSFG’s ability to market its products and services may be adversely affected.

Risks Relating to the Offering
The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.
     The trading price of our common stock may fluctuate significantly as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:
•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our common stock or those of other financial institutions;

•	proposed or adopted regulatory changes or developments;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	actions by our current stockholders, including sales of common stock by existing stockholders and/or directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us; and

•	domestic and international economic factors unrelated to our performance.
As part of our Capital Plan, as described under “Summary — Recent Developments,” we are seeking to raise additional capital, which will have a dilutive effect on the existing holders of our common stock and adversely affect the market price of our common stock.
     Except as provided in the Underwriting Agreement for this offering, we are not restricted from issuing additional shares of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are also not restricted from issuing additional preferred stock or indebtedness. We frequently evaluate opportunities to access capital markets taking into account our regulatory capital ratios, financial condition and other relevant considerations, and subject to market conditions, we may take further capital actions in addition to the issuance of the shares of common stock offered by this prospectus supplement. Such actions could include, among other things, opportunistically retiring outstanding securities of TSFG and its subsidiaries, including our trust or REIT preferred securities, in open market transactions, privately negotiated transactions or public offers for cash or common shares and the issuance of additional shares of common stock, preferred stock or indebtedness in public or private transactions, in order to further increase our capital levels above the requirements for a well-capitalized institution established by the federal bank regulatory agencies as well as other regulatory targets. There can be no assurances as to the success of any of our capital raising actions, including the amount of net proceeds that will result from the sale of common stock hereunder.
     In addition, as noted above, we face significant regulatory and other governmental risks as a financial institution and a participant in the Capital Purchase Program, and it is possible that capital requirements and directives could in the future require us to change the amount or composition of our current capital, including common equity. In this regard, we note that the Board of Governors of the Federal Reserve has announced that it does not intend to extend the forward-looking capital assessment, or “stress test,” pursuant to the CAP beyond the 19 initial participants. It is possible, however, that we could voluntarily apply to participate in the CAP, although we currently do not intend to do so. Furthermore, both we and our regulators regularly perform a variety of analyses of our assets, including the preparation of stress case scenarios, and as a result of those assessments we could decide, or our regulators could require us, to raise additional capital. Any such capital raise could include, among other things, the potential issuance of common equity to the public, the potential issuance of convertible preferred stock or common equity to the government under the CAP or the conversion of our existing Series T Preferred Stock into convertible preferred stock or common equity. There could also be market perceptions regarding the need to raise additional capital, whether as a result of public disclosures that may be made regarding the CAP stress test methodology or otherwise, and such perceptions could have an adverse effect on the price of our common stock.
     The issuance of any additional shares of common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to stockholders of our common stock, including purchasers of common stock in this offering. For instance, exercise of the warrant issued to the U.S. Treasury in connection with our participation in the Capital Purchase Program would dilute the value of our common shares. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of our common stock could decline as a result of sales of shares of our common stock or securities convertible into or exchangeable for common stock made after this offering or in anticipation of such sales.
We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.
     The holders our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available. As a legal entity separate and distinct from its subsidiaries, TSFG depends on the payment of dividends from its subsidiaries for its revenues. Current federal law prohibits, except under certain circumstances and with prior regulatory approval, an insured depository institution from paying dividends or making any other capital distribution if, after making the payment or distribution, the institution would be considered “undercapitalized,” as that term is defined in applicable regulations. South Carolina banking regulations restrict the amount of dividends that the subsidiary bank, Carolina First Bank, can pay to TSFG, and may require prior approval before the declaration and payment of any excess dividend. Carolina First Bank is not presently able to pay dividends without the approval of such agencies.
     In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of Carolina First Bank, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if Carolina First Bank were to pay dividends. The Federal Reserve and other regulatory authorities have issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings.
     Payment of dividends could also be subject to regulatory limitations if Carolina First Bank became “under-capitalized” for purposes of the current law providing the federal banking agencies with broad powers to take prompt corrective action to resolve problems of insured depository institutions. Under uniform regulations defining the capital levels issued by each of the federal banking agencies, a bank is considered “well capitalized” if (1) it has a total risk-based capital ratio of 10% or greater, (2) it has a tier 1 risk-based capital ratio of 6% or greater, (3) it has a leverage ratio of 5% or greater, and (4) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. An “adequately capitalized” bank is defined as one that has (1) a total risk-based capital ratio of 8% or greater, (2) a tier 1 risk-based capital ratio of 4% or greater, and (3) a leverage ratio of 4% or greater. A bank is considered (A) “undercapitalized” if it has (1) a total risk-based capital ratio of less than

8%, (2) a tier 1 risk-based capital ratio of less than 4% or (3) a leverage ratio of less than 4%; (B) “significantly undercapitalized” if the bank has (1) a total risk-based capital ratio of less than 6%, (2) a tier 1 risk-based capital ratio of less than 3%, or (3) a leverage ratio of less than 3%; and (C) “critically undercapitalized” if the bank has a ratio of tangible equity to total assets equal to or less than 2%. As of March 31, 2009, Carolina First Bank met the definition of well capitalized.
     In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary.
Our common stock is equity and therefore is subordinate to our indebtedness and preferred stock, and our ability to declare dividends on our common stock is limited.
     Shares of our common stock are equity interests in TSFG and do not constitute indebtedness. As such, the shares of common stock will rank junior to all indebtedness and other non-equity claims on TSFG with respect to assets available to satisfy claims on TSFG, including in a liquidation of TSFG. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. In addition, as long as there are shares of the four series of preferred stock that we issued in May 2008 (the “Series 2008 Preferred Stock”) outstanding, if at any time before May 1, 2010 we increase the quarterly cash dividends on our common stock above $0.05 per share, the dividend rate on the Series 2008 Preferred Stock will be increased by the same percentage that common stock dividends were increased above $0.05 per share. If at any time from May 1, 2010 through May 1, 2011, we increase the quarterly cash dividends on our common stock above the greater of (1) $0.05 per share and (2) the per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), holders of the Series 2008 Preferred Stock will be entitled to a cash distribution per share of the Series 2008 Preferred Stock (in addition to the Series 2008 Preferred Stock dividend payment at the rate in effect as of May 8, 2010) equal to (x) the amount by which the quarterly common stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the number of shares of common stock into which each share of the Series 2008 Preferred Stock could then be converted (without regard to any cut-back in conversion rights). In addition, subject to certain limited exceptions, unless full dividends on all outstanding shares of the Series 2008 Preferred Stock have been paid or declared and set aside for payment, we can not pay dividends on our common stock.
     Our board of directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of the stockholders. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. We are not restricted from issuing additional indebtedness or preferred stock.
     Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. In May 2008, we reduced our common stock dividend to $0.01 per share, and future cash dividends will depend upon our results of operations, financial condition, cash requirements and other factors, including the ability of our subsidiaries to make distributions to us, which ability may be restricted by statutory, regulatory, contractual or other constraints. Also, there can be no assurance that we will continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.
     Furthermore, for as long as any Series T Preferred Stock is outstanding, unless we have fully paid all of our dividend obligations under the Series T Preferred Stock issued pursuant to the Capital Purchase Program, (1) no dividends may be declared or paid on our preferred stock ranking pari passu with the Series T Preferred Stock, junior preferred stock or common stock (other than, in the case of preferred shares ranking pari passu with the Series T Preferred Stock including shares of the Series 2008 Preferred Stock, dividends on a pro rata basis with the Series T Preferred Stock) and (2) we may not repurchase or redeem any preferred stock ranking pari passu with the Series T Preferred Stock, junior preferred stock or common stock. In addition, prior to December 5, 2011, unless we have redeemed all of the Series T Preferred Stock or the U.S. Treasury has transferred all of the Series T Preferred Stock to third-parties, the consent of the U.S. Treasury will be required for us to, among other things, increase our quarterly common stock dividend above $0.01 except in limited circumstances (1) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.01 per share of common stock) or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the related purchase agreement. This could adversely affect the market price of our common stock.
     Also, as discussed above, we are a bank holding company and our ability to declare and pay dividends depends on certain federal regulatory considerations, including the guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) regarding capital adequacy and dividends. The U.S. Treasury or the bank regulatory authorities may also promulgate rules in the future that further limit our ability to pay dividends.
     These factors could adversely affect the market price of our common stock.
Anti-takeover provisions could negatively impact our stockholders.
     Provisions of South Carolina law and of our charter and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.
     The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act requires any “bank holding company” (as defined under the act) to obtain the approval of the Federal Reserve Board prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Issuances or sales of common stock or other equity securities could result in an “ownership change” as defined for U.S. federal income tax purposes. In the event an “ownership change” were to occur, we could realize a permanent loss of a significant portion of our U.S. federal and state deferred tax assets and lose certain built-in losses that have not been recognized for tax purposes as a result of the operation of Section 382 of the Internal Revenue Code of 1986, as amended. The amount of the permanent loss would be determined by the annual limitation and the carryforward period (20 years for U.S. federal net operating losses). The resulting loss would have a material adverse effect on our results of operations and financial condition.
     We did not establish a valuation allowance against our U.S. federal, state and local deferred tax assets as of March 31, 2009, as we believed that it was more likely than not that all of these assets would be realized. An important element in our analysis was that we have not had an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. Section 382 imposes restrictions on the use of a corporation’s net operating losses, certain recognized built-in losses and other carryovers after an “ownership change” occurs. An “ownership change” generally occurs if the aggregate percentage ownership of the stock of the corporation held by one or more “five-percent shareholders” increases by more than fifty percentage points over such shareholders’ lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. Upon an “ownership change,” a corporation generally is subject to an annual limitation on its utilization of pre-change losses and certain recognized built-in losses equal to the value of the stock of the corporation immediately before the “ownership change,” multiplied by the long-term tax-exempt rate (subject to certain adjustments). The annual limitation is increased each year to the extent that there is an unused limitation in a prior year. Since U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation also effectively provides a cap on the cumulative amount of pre-change losses and certain recognized built-in losses that may be utilized. Pre-change losses and certain recognized built-in losses in excess of the cap are effectively lost.
     The relevant calculations under Section 382 are technical and highly complex. We do not anticipate that an “ownership change” will occur as a result of the transactions contemplated by this prospectus supplement or the

Capital Plan. In some circumstances, however, issuances or sales of our stock (including any debt-for-equity exchanges and certain transactions involving our stock that are outside of our control) could result in an “ownership change” under Section 382. An “ownership change” could occur if, due to the sale or issuance of additional common stock, the aggregate ownership of one or more persons treated as “5% shareholders” were to increase by more than fifty percentage points over such shareholders’ lowest percentage ownership during the relevant testing period. As of March 31, 2009, our federal deferred tax asset reflected on our balance sheet was $65.3 million. If an “ownership change” were to occur, we believe we would permanently lose the ability to realize a substantial amount of this asset, resulting in reduction to our total stockholders’ equity. This could also decrease Carolina First Bank’s regulatory capital. We do not believe, however, that any such decrease in regulatory capital would be material because, among other things, only a small portion of the federal deferred tax asset is currently included in Carolina First Bank’s regulatory capital and part of the federal deferred tax asset would be unaffected by an “ownership change” under Section 382. In addition, these considerations could result in us modifying or determining to not proceed with certain elements of our Capital Plan depending upon the facts at any particular point during the execution on the Capital Plan.
     If an “ownership change” were to occur, it is possible that the limitations imposed on our ability to use pre-change losses and certain recognized built-in losses could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.
We have a significant deferred tax asset and cannot assure it will be fully realized.
     We had net deferred tax assets of $65.3 million as of March 31, 2009. We did not establish a valuation allowance against our federal net deferred tax assets as of March 31, 2008 as we believe that it is more likely than not that all of these assets will be realized. In evaluating the need for a valuation allowance, we estimated future taxable income based on management approved forecasts. This process required significant judgment by management about matters that are by nature uncertain.
     If future events differ significantly from our current forecasts, we may need to establish a valuation allowance, which would have a material adverse effect on our results of operations and financial condition at Carolina First Bank. In addition, a significant portion of the net deferred tax asset relates to a $280 million federal built-in loss related to book and tax differences in the loan loss provision, the utilization of which may be further limited in the event of certain material changes in the ownership of the Company as described above. For further discussion of this matter, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report of Form 10-Q for the three months ended March 31, 2009.
The NASDAQ may not extend the temporary relief for stocks trading below $1 per share.
     In October 2008, the NASDAQ Stock Market temporarily suspended its listing requirement that requires companies to have a minimum bid price of $1 per share through April 20, 2009. NASDAQ rules classify a security as “deficient” if it has a closing bid price of less than $1 per share for thirty consecutive business days. Once deficient, issuers have an automatic 180-day period to regain compliance by having a closing bid price of at least $1 per share for ten consecutive business days, and can receive an additional 180 days if all other listing requirements are met. If we do not meet this standard and the NASDAQ Stock Market does not continue its suspension of this listing requirement, liquidity in our stock could be materially and adversely affected.
USE OF PROCEEDS
     The net proceeds to us after estimated expenses from the sale of the common stock offered hereby will be approximately $        million (or $        million in the event of the exercise of the over-allotment option in full). We expect to use the net proceeds of this offering for general corporate purposes.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
     The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:
•	a citizen or resident of the United States;

•	a corporation or other business entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
     This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and certain U.S. expatriates).
     If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.
Dividends
     In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitutes a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such stock.
     Dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).
Gain on sale or other disposition of common stock
     In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:
•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock. However, we do not believe that we are currently, and do not anticipate becoming, a U.S. real property holding corporation.
     Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses.
Backup withholding, information reporting and other reporting requirements
     We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.
     A non-U.S. holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalty of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).

     Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code).
     Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING
     We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Morgan Stanley & Co. Incorporated is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Number of
Name	Shares
Morgan Stanley & Co. Incorporated

Total

     The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
     The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $  per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $  per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
     The underwriters have an option to buy up to            additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
     The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $         per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. If the underwriters’ option is exercised in full, the total price to the public would be $        , the total underwriters’ discounts and commissions would be $         and the total proceeds to us would be $        .
     We estimate that our total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $        .
     A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

     We have agreed that we will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Morgan Stanley & Co. Incorporated for a period of 90 days after the date of this prospectus supplement. The foregoing restriction shall not apply to (a) the shares of common stock to be issued and sold in this offering, (b) the grant or issuance of stock options or other securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants pursuant to plans in effect on the date hereof, as they may be amended from time to time or in connection with any “inducement grants” (as such term is used in Rule 5635(c)(4) of the Nasdaq Market Place Rules), (c) sales or issuances of securities pursuant to contractually binding requirements or agreements in effect on the date hereof, and (d) any issuance that is the result of an exchange or conversion of any class or series of capital stock of the Company or its subsidiaries or other securities for any other series of capital stock of the Company or its subsidiaries.
     Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of Morgan Stanley & Co. Incorporated, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock which may be deemed to be beneficially owned by the applicable director or officer in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
     The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them. These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
     Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
     The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc., or FINRA, or independent broker dealer will not be greater than 8% of the initial gross proceeds from the sale of any common stock offered hereby.
     Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Selling restrictions
European Economic Area
     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) no underwriter has made or will make an offer of securities described in this prospectus to the public in that Relevant Member State, except that an underwriter may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State at any time:
•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•	in any other circumstances falling within Article 3 of the EU Prospectus Directive;
provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.
     For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression European Union Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
France
     This prospectus supplement has not been prepared in the context of a public offering of securities in France (appel public à l’épargne) within the meaning of Article L.411-1 and seq. of the French Code monétaire et financier and Articles 211-1 and seq. of the Autorité des marchés financiers (“AMF”) regulations and has therefore not been submitted to the AMF for prior approval or otherwise. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement nor any other offering material relating to the securities has been distributed or caused to be distributed or will be distributed or caused to be distributed to the public in France, except only to persons licensed to provide the investment service of portfolio management for the account of third parties and/or to “qualified investors” (as defined in Article L.411-2, D.411-1 and D.411-2 of the French Code monétaire et financier) and/or to a limited circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) on the condition that no such Offering Memorandum nor any other offering material relating to the securities shall be delivered by then to any person nor reproduced (in whole or in part). Such “qualified investors” are notified that they must act in that connection for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-4 of the AMF Regulations and may not re-transfer, directly or indirectly, the securities in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (which are, in particular, embodied in Articles L.411-1, L.412-1 and L.621-8 and seq. of the French Code monétaire et financier).
Germany
     Any offer or solicitation of shares of common stock within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus and prospectus supplement by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus supplement has not been and will not be submitted for approval to the BaFin. This prospectus supplement does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and any other document relating to the shares of common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the shares of common stock to the public in Germany, any public marketing of the shares of common stock or any public solicitation for offers to subscribe for or otherwise acquire the shares of common stock. The prospectus and other offering materials relating to the offer of the shares of common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.
Italy
     The offering of the shares of common stock has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”), in accordance with Italian securities legislation. Accordingly, the shares of common stock may not be offered or sold, and copies of this offering document or any other document relating to the shares of common stock may not be distributed in Italy except to Qualified Investors, as defined in Article 2, paragraph 2, letter e), (i), (ii) and (iii) of EU Directive 2003/71/EC or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the “Consolidated Financial Act”) or CONSOB Regulation no. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”) applies, including those provided for under Article 100 of the Finance Law and Article 33 of the Issuers Regulation, and provided, however, that any such offer or sale of the shares of common stock or distribution of copies of this offering document or any other document relating to the shares of common stock in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the shares of common stock, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.
The Netherlands
     The shares of common stock may not, directly or indirectly, be offered or acquired in the Netherlands and this offering memorandum may not be circulated in the Netherlands, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or which qualify as qualified investors within the meaning of Article 1:1 of the Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.
Spain
     Neither our securities nor this offering memorandum have been approved or registered in the administrative registries of the Spanish National Securities Exchange Commission (Comision Nacional del Mercado de Valores). Accordingly, the securities may not be offered in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of articles 30bis of the Spanish Securities Market Law of 29 July 1988 (Ley 24/1988, de 28 de Julio, del Mercado de Valores), as amended and restated, and supplemental rules enacted thereunder.
United Kingdom
     This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
VALIDITY OF COMMON STOCK
     The validity of the shares of common stock offered pursuant to this prospectus supplement and certain other legal matters will be passed upon for us by William P. Crawford, Jr., Esq., the Company’s General Counsel. As of June 8, 2009, Mr. Crawford owned 42,243 shares of our common stock, including options to purchase 18,601 shares of our common stock exercisable within 60 days. Additionally, certain legal matters relating to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the underwriters by Morrison & Foerster LLP, New York, New York.
EXPERTS
     The financial statements of the South Financial Group, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
$750,000,000
102 South Main Street
Greenville, SC 29601
(864) 255-7900

Debt Securities
Common Stock
Preferred Stock (including Fixed	Trust Preferred Securities
Rate Cumulative Perpetual	or undivided interests therein
Preferred Stock, Series 2008-T)	Debt Securities	Debt Securities
Depositary Shares	of	of
Purchase Contracts	TSFG Capital Trust A	TSFG Capital A, LLC
Units	TSFG Capital Trust B	TSFG Capital B, LLC
Warrants (including the Warrant to purchase	TSFG Capital Trust C	TSFG Capital C, LLC
10,106,796 shares of Common Stock	TSFG Capital Trust D	TSFG Capital D, LLC
and the underlying Common Stock)
	Guaranteed to the extent set forth	Guaranteed to the extent set forth
of	herein by	herein by
The South Financial Group, Inc.	The South Financial Group, Inc.	The South Financial Group, Inc.

The South Financial Group, Inc. (which may be referred to as “we,” “us” or “TSFG”) Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T, a warrant to purchase 10,106,796 shares of TSFG common stock and the TSFG common stock underlying such warrant may be resold from time to time by and for the accounts of certain selling securityholders described in this prospectus. The other securities listed above may be offered and sold, from time to time, by The South Financial Group, Inc. or by TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C or TSFG Capital Trust D (collectively, the “Trusts”) or TSFG Capital A, LLC, TSFG Capital B, LLC, TSFG Capital C, LLC or TSFG Capital D, LLC (the “LLCs,” and, collectively with the Trusts and us, the “Issuers”) and in amounts, at prices, and on other terms to be determined at the time of the offering. The aggregate offering price of the securities offered under this prospectus will not exceed $750,000,000. This prospectus may not be used without a prospectus supplement. The applicable Issuer will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
     Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSFG.” The last reported sale price of the common stock on April 15, 2009 was $1.51 per share.

These securities are unsecured obligations of the applicable Issuer and are not savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 22, 2009

-i-

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we, the Trusts and the LLCs filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, (1) the TSFG Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T, a warrant to purchase 10,106,796 shares of TSFG common stock and the TSFG common stock underlying such warrant may be resold from time to time by and for the accounts of certain selling securityholders described in this prospectus; and (2) the other securities described in this prospectus may be offered and sold, from time to time, by the Issuers in one or more offerings.
     The following securities may be resold by our selling securityholders from time to time:
•	347,000 shares of TSFG Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T;

•	A Warrant to purchase 10,106,796 shares of TSFG common stock; and

•	The 10,106,796 shares of TSFG common stock underlying the warrant to purchase 10,106,796 shares of TSFG common stock.
     The following securities may also be offered by the issuers from time to time:
•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	guarantees;

•	Trust Preferred Securities or undivided interests therein;

•	Units; and/or

•	stock purchase contracts for preferred stock.
     Each of the Trusts may sell trust preferred securities representing undivided beneficial interests in all or certain assets of the Trusts, which may be guaranteed by us. Each time we, the Trusts or the LLCs sell securities, the applicable Issuer will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.” You should rely only on the information the Issuers incorporate by reference or present in this prospectus or the relevant prospectus supplement. The Issuers have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. The Issuers may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Issuers are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

     The Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Issuers directly or through dealers or agents designated from time to time. If any of the Issuers, directly or through agents, solicit offers to purchase the securities, the applicable Issuer reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers. The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933. One or more of our subsidiaries may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.
     This prospectus is part of a registration statement that the Issuers filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings (often referred to as a “take-down off the shelf”) up to a total dollar amount of $750,000,000.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available over the Internet at our website at www.thesouthgroup.com or at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s public reference room. These SEC filings are also available to the public from commercial document retrieval.
Information contained on our website is not a part of this prospectus.
     For further information about the Issuers and the securities being offered by the Issuers, you should refer to the registration statement of which this prospectus forms a part and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Issuers “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):
•	Our annual report on Form 10-K for the year ended December 31, 2008;

•
Our current reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations), filed on January 27, 2008, January 28, 2009, February 9, 2009, February 20, 2009, February 23, 2009 and March 5, 2009;

•	Our Proxy Statement on Schedule 14A dated March 26, 2009; and

•
The description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

     The Issuers also incorporate by reference reports filed by the Issuers in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.
     You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:
Secretary
The South Financial Group, Inc.
102 South Main Street
Greenville, SC 29601
Phone: (864) 239-6459
Email: investor@thesouthgroup.com
     You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither the Issuers, nor any underwriters or agents, have authorized anyone else to provide you with different information. The Issuers may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. The Issuers are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.
SUMMARY
     This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference and any relevant prospectus supplement.
     The South Financial Group, Inc. is a South Carolina corporation headquartered in Greenville, South Carolina. It was formed in 1986 and is a bank holding company, as defined by the under the Bank Holding Company Act of 1956, as amended. TSFG operates principally through Carolina First Bank, a South Carolina chartered commercial bank and its subsidiaries. TSFG’s subsidiaries provide a full range of financial services, including asset management, insurance, investments, mortgage, and trust services, designed to meet substantially all of the financial needs of its customers. At December 31, 2008, we conducted business through 180 branch offices in South Carolina, Florida, and North Carolina. At December 31, 2008, we had $13.6 billion in assets, $10.2 billion in loans, $7.5 billion in customer deposits, $1.6 billion in shareholders’ equity, and $322.5 million in market capitalization. At December 31, 2008, approximately 45% of TSFG’s customer deposits were in South Carolina, 41% were in Florida, and 14% were in North Carolina. The address of our principal executive offices is 102 South Main Street, Greenville, South Carolina 29601. Our telephone number is (864) 255-7900. Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSFG.”
     Further summary information regarding the specific issuer, any securities being offered and the terms of the any offering will be provided in the summary section contained in the relevant prospectus supplement.
RISK FACTORS
     Investing in the securities involves risk. Please see the “Risk Factors” section in TSFG’s most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in TSFG’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to TSFG or that TSFG currently deems immaterial may also impair its business operations, its financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
FORWARD-LOOKING STATEMENTS
     This prospectus contains certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) to assist in the understanding of anticipated future operating and financial performance, growth opportunities, growth rates, and other similar forecasts and statements of expectations. These forward-looking statements may be identified by the use of such words as: “estimate”, “anticipate”, “expect”, “believe”, “intend”, “plan”, or words of similar meaning, or future or conditional verbs such as “may”, “intend”, “could”, “will”, or “should”. These forward-looking statements reflect current views, but are based on assumptions and are subject to risks, uncertainties, and other factors, which may cause actual results to differ materially from those in such statements. A variety of factors, some of which are discussed in more detail in the “Risk Factors” section in TSFG’s most recent Annual Report on Form 10-K, may affect the operations, performance, business strategy and results of TSFG including, but not limited to, the following:
•	risks from changes in economic, monetary policy, regulatory, governmental, and industry conditions;

•	changes in interest rates, shape of the yield curve, deposit rates, the net interest margin, and funding sources;

•	market risk (including net interest income at risk analysis and economic value of equity risk analysis) and inflation;

•	risks inherent in making loans including repayment risks and changes in the value of collateral;

•	loan growth, loan sales, the adequacy of the allowance for credit losses, provision for credit losses, and the assessment of problem loans (including loans acquired via acquisition);

•	continued deterioration in the overall credit environment;

•	level, composition, and repricing characteristics of the securities portfolio;

•	deposit growth, change in the mix or type of deposit products and cost of deposits;

•	loss of deposits due to perceived financial condition or otherwise;

•	availability of wholesale funding;

•	adequacy of capital and future capital needs;

•	fluctuations in consumer spending;

•	competition in the banking industry and demand for our products and services;

•	continued availability of senior management;

•	technological changes;

•	ability to increase market share;

•	income and expense projections, ability to control expenses, and expense reduction initiatives;

•	changes in the compensation, benefit, and incentive plans, including compensation accruals;

•	risks associated with income taxes, including the potential for adverse adjustments and realization of deferred taxes;

•
acquisitions, greater than expected deposit attrition or customer loss, inaccuracy of related cost savings estimates, inaccuracy of estimates of financial results, and unanticipated integration issues;

•	valuation of goodwill and intangibles and any potential future impairment;

•	significant delay or inability to execute strategic initiatives designed to grow revenues;

•	changes in management’s assessment of and strategies for lines of business, asset, and deposit categories;

•	changes in accounting policies and practices;

•	changes in the evaluation of the effectiveness of our hedging strategies;

•	changes in regulatory actions, including the potential for adverse adjustments;

•	changes, costs, and effects of litigation, and environmental remediation; and

•	recently-enacted or proposed legislation.
     Such forward-looking statements speak only as of the date on which such statements are made and shall be deemed to be updated by any future filings made by TSFG with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events. In addition, certain statements in future filings by TSFG with the SEC, in press releases, and in oral and written statements made by or with the approval of TSFG, which are not statements of historical fact, constitute forward-looking statements.
NON-GAAP FINANCIAL INFORMATION
     This prospectus also contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). TSFG’s management uses these non-GAAP measures to analyze TSFG’s performance. In particular, TSFG presents certain designated net interest income amounts on a tax-equivalent basis (in accordance with common industry practice). Management believes that these presentations of tax-equivalent net interest income aid in the comparability of net interest income arising from both taxable and tax-exempt sources over the periods presented. In discussing its deposits, TSFG presents information summarizing its funding generated by customers using the following definitions: “customer deposits,” which are defined by TSFG as total deposits less brokered deposits, and “customer funding,” which is defined by TSFG as total deposits less brokered deposits plus customer sweep accounts. TSFG also discusses its funding generated from non-customer sources using the following definition: “wholesale borrowings” which are defined by TSFG as short-term and long-term borrowings less customer sweep accounts plus brokered deposits. Management believes that these presentations of “customer deposits,” “customer funding,” and “wholesale borrowings” aid in the identification of funding generated by its lines of business versus its treasury department. In addition, TSFG provides data eliminating intangibles in order to present data on a “tangible” basis. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be viewed as a substitute for GAAP measures, and furthermore, TSFG’s non-GAAP measures may not necessarily be comparable to non-GAAP performance measures of other companies.
THE SOUTH FINANCIAL GROUP, INC.
     The South Financial Group, Inc. is a South Carolina corporation headquartered in Greenville, South Carolina. It was formed in 1986 and is a bank holding company, as defined by the under the Bank Holding Company Act of 1956, as amended. TSFG operates principally through Carolina First Bank, a South Carolina chartered commercial bank and its subsidiaries. TSFG’s subsidiaries provide a full range of financial services, including asset management, insurance, investments, mortgage, and trust services, designed to meet substantially all of the financial needs of its customers. At December 31, 2008, we conducted business through 180 branch offices in

South Carolina, Florida, and North Carolina. At December 31, 2008, we had $13.6 billion in assets, $10.2 billion in loans, $7.5 billion in customer deposits, $1.6 billion in shareholders’ equity, and $322.5 million in market capitalization. At December 31, 2008, approximately 45% of TSFG’s customer deposits were in South Carolina, 41% were in Florida, and 14% were in North Carolina.
     The address of our principal executive offices is 102 South Main Street, Greenville, South Carolina 29601. Our telephone number is (864) 255-7900.
Carolina First Bank
     Carolina First Bank targets small and middle market businesses and consumers in its market areas. Carolina First Bank provides a full range of commercial and consumer banking services, including deposit accounts, secured and unsecured loans through direct and indirect channels, residential mortgage originations, cash management programs, trust functions, safe deposit services, and certain insurance and brokerage services. Carolina First Bank’s deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum extent permissible by law.
     Carolina First Bank offers Internet banking services, including bill payment, through their respective websites, as well through Bank CaroLine, an Internet-only banking division of Carolina First Bank.
Non-Banking Subsidiaries
     Through other subsidiaries, TSFG also provides various financial-based products and services, including insurance/brokerage products, to its customers. Revenues from operation of these subsidiaries do not presently constitute a significant portion of TSFG’s total operating revenues. TSFG may subsequently engage in other activities permissible for registered financial services companies when suitable opportunities develop. Proposals for such further activities are subject to approval by appropriate regulatory authorities.
Supervision and Regulation
     As a bank holding company under the Bank Holding Company Act of 1956, the Federal Reserve regulates, supervises, and examines TSFG. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to TSFG, please refer to TSFG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any subsequent reports that TSFG files with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of securityholders. As a result of this regulatory framework, TSFG’s earnings are affected by actions of the federal and state bank regulatory agencies that regulate us and our banking subsidiaries, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.
     Depository institutions, like TSFG’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. TSFG also has other financial services subsidiaries regulated, supervised, and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. TSFG’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.
     If you would like to know more about TSFG, see the documents incorporated by reference in this prospectus as described under the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
THE TRUSTS
     Each trust is a statutory trust formed under Delaware law pursuant to a trust agreement, signed by TSFG, as sponsor of the trust and the Delaware trustee, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer to such trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.
     Each trust exists for the exclusive purposes of:
•
issuing the trust preferred securities and common securities, or the “trust securities,” representing undivided beneficial interests in the assets of such trust and issuing debt securities in lieu of cash payments to holders of trust securities;

•
investing the gross proceeds of the trust securities in junior subordinated debt securities of TSFG or debt securities of one of the LLCs that are guaranteed on a junior subordinated basis by TSFG; and

•	engaging in only those activities necessary or incidental thereto.
     All of the common securities of the trusts will be owned by us, either directly or indirectly through an intermediate subsidiary. The common securities of a trust rank equally with the trust preferred securities of such trust and a trust will make payment on its trust securities pro rata, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the underlying debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least $1,000.
     Each trust’s business and affairs will be conducted by its trustees, each appointed by TSFG as depositor of such trust. The trustees will be The Bank of New York (Delaware) which is referred to as the “Delaware trustee,” two or more individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of, or affiliated with, TSFG, and a “property trustee,” who will be named in the applicable prospectus supplement. The property trustee will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the trust preferred securities guarantees. See “Description of Trust Preferred and Debt Securities Guarantees.”
     Unless an event of default under the indenture has occurred and is continuing, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of a majority in liquidation amount of trust preferred securities of such trust will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for cause or if an event of default under the indenture has occurred and is continuing. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have such right.
     The trusts are “finance subsidiaries” of TSFG within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the trusts are included in the registration statement that contains this prospectus, and we do not expect that the trusts will file reports with the SEC under the Exchange Act.
     Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.
     TSFG will pay all fees and expenses related to the trusts and the offering of trust securities.
     The principal executive office of each trust is c/o The South Financial Group, Inc., 102 South Main Street, Greenville, SC 29601, telephone number (864) 255-7900.
THE LLCs
     Each LLC is a limited liability company formed under the Delaware Limited Liability Company Act, as amended, pursuant to an initial limited liability company agreement, each referred to herein as an “LLC agreement,”

entered into by TSFG, as the sole member, and by filing a certificate of formation with the Delaware Secretary of State.
     Each LLC exists for the exclusive purposes of:
•	issuing its common securities to TSFG;

•	issuing debt securities that are guaranteed by TSFG on a junior subordinated basis as described herein and investing the proceeds of such issuances in preferred or common stock of TSFG;

•	acting as depositor or sponsor of one or more Delaware statutory trusts if so determined by TSFG, as member of the LLC; and

•	engaging in only those activities necessary or incidental thereto.
     The LLC agreement for each LLC will provide that:
•	any debt securities issued by the LLC will be fully and unconditionally guaranteed on a junior subordinated basis by TSFG, its parent;

•	the debt securities may only be converted or exchanged into common stock, preferred stock, or junior subordinated debt securities of TSFG;

•
the LLC must invest in securities of or loan to TSFG or companies controlled by TSFG at least 85% of any cash or cash equivalents raised by the LLC through its offering of debt securities within six months of receipt; and

•	all limited liability company interests in the LLC must be held directly or indirectly by TSFG.
     The LLCs are “finance subsidiaries” of TSFG within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the LLCs are included in the registration statement that contains this prospectus, and we do not expect that the LLCs will file reports with the SEC under the Exchange Act.
     TSFG will pay all fees and expenses related to the LLCs.
     The principal executive office of each LLC is c/o The South Financial Group, Inc., 102 South Main Street, Greenville, South Carolina 29601, telephone number (864) 255-7900.
USE OF PROCEEDS
     Unless otherwise specified in the applicable prospectus supplement, TSFG will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing business expansion, refinancing or extending the maturity of existing debt obligations, investments at the holding company level and stock repurchases. The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.
     Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our Subsidiary Banks.
     Each trust will use the proceeds from the sale of its trust preferred securities and its common securities to acquire junior subordinated debt securities from TSFG or securities from the LLCs. Each LLC will use the proceeds from the sale of its debt securities to acquire common or preferred stock or debt of TSFG.
     We will not receive the proceeds from any securities sold pursuant to this prospectus by any selling securityholder.

RATIOS OF EARNINGS TO FIXED CHARGES
     The following table provides TSFG’s consolidated ratios of earnings to fixed charges:

Year Ended December 31,
	2008	2007	2006	2005	2004
Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	*	1.21x	1.35x	1.27x	1.83x
Excluding interest on deposits	*	1.78x	1.93x	1.62x	3.06x
Consolidated Ratio of Earnings to Fixed Charges:
Including interest on deposits	*	1.21x	1.35x	1.27x	1.83x
Excluding interest on deposits	*	1.78x	1.93x	1.62x	3.06x

*
Due to TSFG’s loss in 2008, the ratio coverage was less than 1:1. For the Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends, TSFG must generate additional earnings of $657.8 million to achieve a coverage of 1:1. For the Consolidated Ratio of Earnings to Fixed Charges, TSFG must generate additional earnings of $636.3 million to achieve a coverage of 1:1.

     For purposes of computing TSFG’s ratio of earnings to fixed charges associated with “Including interest on deposits”, earnings are equal to pre-tax income from continuing operations with the following items added back: (1) interest costs expensed and (2) one-third of rents (the proportion deemed representative of the interest factor), net of income from subleases. Fixed charges are equal to the sum of (1) interest costs, both expensed and capitalized, and (2) one-third of rents (the proportion deemed representative of the interest factor), net of income from subleases.
     For purposes of computing TSFG’s ratio of earnings to fixed charges associated with “Excluding interest on deposits”, earnings are equal to pre-tax income from continuing operations with the following items added back: (1) interest costs expensed less interest on deposits and (2) one-third of rents (the proportion deemed representative of the interest factor), net of income from subleases. Fixed charges are equal to the sum of (1) interest costs, both expensed and capitalized, less interest on deposits and (2) one-third of rents (the proportion deemed representative of the interest factor), net of income from subleases.
COMMON STOCK PRICE RANGE AND DIVIDENDS
     Our common stock is traded on the Nasdaq Global Select Market under the symbol “TSFG.” The following table sets forth the reported high and low intraday sales prices for our common stock as quoted by the Nasdaq Global Select Market and the dividends declared per share of common stock for the periods included:

	Price Range		Cash Dividend
	High	Low	per Share
2007
First Quarter	$27.47	$24.57	$0.18
Second Quarter	24.81	22.23	0.18
Third Quarter	24.79	20.47	0.18
Fourth Quarter	24.04	15.29	0.19
2008
First Quarter	18.02	12.25	0.19
Second Quarter	15.52	5.21	0.19
Third Quarter	13.50	2.52	0.01
Fourth Quarter	9.53	2.48	0.01
2009
First Quarter	4.51	.66	0.01
Second Quarter (through April 15, 2009)	1.60	1.10	0.01
     The reported last sale price for our common stock on the Nasdaq Global Select Market on April 15, 2009,

was $1.51 per share. As of April 15, 2009, there were 84,798,429 shares of our common stock outstanding held by approximately 6,685 shareholders of record.
DESCRIPTION OF COMMON STOCK
General
     TSFG has 200,000,000 shares of common stock authorized, of which 84,782,074 shares were outstanding as of March 23, 2009. The holders of the TSFG common stock are entitled to dividends when, as and if declared by the board of directors in their discretion out of funds legally available therefor. TSFG’s principal source of funds is dividends from its subsidiaries. TSFG’s subsidiaries are subject to certain legal restrictions on the amount of dividends they are permitted to pay. All outstanding shares of TSFG common stock are fully paid and non-assessable. Shares of our common stock offered by this prospectus, or issuable upon conversion, exchange, or exercise of any of the other securities offered by this prospectus, will be fully paid and non-assessable. No holder of TSFG common stock has any redemption or sinking fund privileges, any preemptive or other rights to subscribe for any other shares or securities, or any conversion rights. In the event of liquidation, the holders of TSFG common stock are entitled to receive pro rata any assets distributable to shareholders related to the shares held by them, subject to the rights of any senior stock that may be issued in the future. Holders of the TSFG common stock are entitled to one vote per share.
Certain Matters Relevant to Common Stock
     Classification of Board of Directors. The Board is currently divided into three classes of directors, with directors of each class being elected for staggered three-year terms. However, this staggered board structure is being phased out, and will be eliminated by the 2011 Annual Meeting of Shareholders.
     Limitation of Director Liability. The members of the board of directors of TSFG are exempt under TSFG’s articles of incorporation from personal monetary liability to the extent permitted by Section 33-2-102(e) of the 1976 Code of Laws of South Carolina (the “South Carolina Code”). This statutory provision provides that a director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director:
•	for any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law,

•	imposed under Section 33-8-330 of the South Carolina Code (improper distribution to shareholder), or

•	for any transaction from which the director derived an improper personal benefit.
     Evaluation of Proposed Business Combinations. TSFG’s articles of incorporation provide that the board of directors, when evaluating any proposed business combination with TSFG, shall give due consideration to all relevant factors, including without limitation, the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of TSFG, and on its subsidiaries, the communities and geographical areas in which TSFG and its subsidiaries operate or are located, and on any of the businesses and properties of TSFG or any of its subsidiaries, as well as such other factors as the directors deem relevant. TSFG’s board of directors may consider not only the consideration being offered in relation to the then current market price for TSFG’s outstanding shares, but also in relation to the then current value of TSFG in a freely-negotiated transaction and in relation to the board of directors’ estimate of the future value of TSFG (including the unrealized value of its properties and assets) as an independent going concern.
     Voting For Directors. TSFG’s articles of incorporation provide that shareholders may not cumulate votes for the election of directors.

     Control Share Acquisition/Business Combination Statutes. The South Carolina Code has business combination and control share acquisition statutes which may serve to impede takeovers not favored by management. Generally, the business combination statutes prohibit certain South Carolina corporations, including those that have a class of voting securities registered with the Securities and Exchange Commission, from engaging in a “business combination” with an “interested shareholder” for a period of two years after the date of the transaction in which the person became an interested shareholder unless prior to the date of the business combination, the transaction is approved by a majority of disinterested members of the board of directors of the corporation. In addition, the statutes prohibit such corporations from engaging in a “business combination” with an “interested shareholder” unless (i) the transaction is approved by the board of directors before the interested shareholder’s share acquisition date or the purchase of shares made by the interested shareholder on the share acquisition date was approved by the board of directors; (ii) the transaction is approved by the holders of a majority of the outstanding shares of the corporation not beneficially owned by the interested shareholder or any of its affiliates or associates; or (iii) the transaction meets certain criteria specified in the South Carolina Code relating to the consideration for the transaction. A “business combination” includes a merger, asset sale, and other transactions resulting in a financial benefit to the shareholder. An “interested shareholder” is a person who, directly or indirectly, owns 10% or more of the corporation’s voting stock or an affiliate or associate of the corporation who owns, or at any time during the previous two years owned, 10% or more of the corporation’s voting stock. A South Carolina corporation may “opt out” from the application of these South Carolina Code provisions through a provision in its articles of incorporation or by-laws. TSFG has not “opted out” from the application of these provisions.
     The South Carolina Code also provides that upon the acquisition by a person of certain threshold percentages of stock (20%, 33% and 50%), a shareholders’ meeting must be held in order to determine whether or not to confer voting rights upon such acquiring person’s shares. The affirmative vote of holders of a majority of all of the outstanding stock of the corporation (excluding shares held by the acquiring person, company officers and company employees who are also directors of the corporation) is required to confer voting rights upon such acquiring person’s shares.
     Listing. The outstanding shares of our common stock are quoted on the Nasdaq Global Select Market under the symbol “TSFG.” The transfer agent for our common stock is Registrar and Transfer Company.
     Capital Purchase Program. Prior to December 5, 2011, unless TSFG has redeemed the Series T Preferred Stock (as defined below) issued to the Treasury Department or the Treasury Department has transferred the Series T Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.01 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. In addition, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series T Preferred Stock.
     Series 2008 Preferred Stock. As long as there is still Series 2008 Preferred Stock outstanding, the following restrictions apply: If at any time before May 1, 2010 we increase the quarterly cash dividends on our common stock above $0.05 per share, the dividend rate on the Series 2008 Preferred Stock will be increased by the same percentage that common stock dividends were increased above $0.05 per share. If at any time from May 1, 2010 through May 1, 2011, we increase the quarterly cash dividends on our common stock above the greater of (i) $0.05 per share and (ii) the per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), holders of Series 2008 Preferred Stock will be entitled to a cash distribution per share of Series 2008 Preferred Stock (in addition to the Series 2008 Preferred Stock dividend payment at the rate in effect as of May 8, 2010) equal to (x) the amount by which the quarterly common stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the number of shares of common stock into which each share of Series 2008 Preferred Stock could then be converted (without regard to any cut-back in conversion rights). In addition, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series 2008 Preferred Stock.

DESCRIPTION OF PREFERRED STOCK
     Our articles of incorporation authorize the issuance of 10,000,000 shares of “blank check” preferred stock with no par value. As of March 23, 2009, there were 40,652 shares of Series 2008ND-V, 139,654 shares of Series 2008ND-NV, 2,248 shares of Series 2008D-V and 7,472 shares of Series 2008D-NV Mandatory Convertible Non-Cumulative Preferred Stock (together, the “Series 2008 Preferred Stock”) and 347,000 shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T (the “Series T Preferred Stock”) outstanding.
Series 2008 Preferred Stock
     The following is a brief description of the terms of the Series 2008 Preferred Stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated articles of organization, as amended, including the articles of amendment and related certificate of designation with respect to the Series 2008 Preferred Stock, copies of which have been filed with the SEC and are also available upon request from us.
     Generally
     The Series 2008 Preferred Stock consists of four series of our preferred shares, consisting of 190,026 shares in aggregate with no par value and a liquidation preference $1,000 per share. As of March 23, 2009, there were 40,652 shares of Series 2008ND-V, 139,654 shares of Series 2008ND-NV, 2,248 shares of Series 2008D-V and 7,472 shares of Series 2008D-NV Mandatory Convertible Preferred Stock outstanding all of which were originally issued in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series 2008 Preferred Stock are validly issued, fully paid and nonassessable.
     Dividends
     We pay dividends on the Series 2008 Preferred Stock at a rate per annum equal to 10.00%. If the mandatory conversion of the Series 2008 Preferred Stock is not effected on the Mandatory Conversion Date (as defined below), the dividends on the Series 2008 Preferred Stock will immediately thereafter increase by an additional 5.00% per annum, and will further increase every six months thereafter by an additional 0.50% per annum until the date on which the mandatory conversion is effected (subject to a maximum increase of 7.00% per annum). If the quarterly cash dividends on our common stock are increased at any time during the two years following May 1, 2008 above $0.05 per share, the dividend rate on the Series 2008 Preferred Stock will be increased by the same percentage that common stock dividends were increased above $0.05 per share. If at any time from the second anniversary of May 1, 2008 through the date on which the mandatory conversion is effected, the quarterly cash dividends on the common stock are increased above the greater of (i) $0.05 per share and (ii) the per share dividend amount in effect on such second anniversary (such greater amount being the “Dividend Threshold”), holders of Preferred Stock will be entitled to a cash distribution per share of Preferred Stock (in addition to the Series 2008 Preferred Stock dividend payment at the rate in effect as of the second anniversary of May 8, 2008 (the “Closing Date”)) equal to (x) the amount by which the quarterly common stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the number of shares of common stock into which each share of Preferred Stock could then be converted (without regard to any cut-back in conversion rights).
     To the extent that we are legally permitted to pay dividends and our board of directors declares a dividend payable, we will pay non-cumulative dividends in cash on each Dividend Payment Date (as defined below).
     Dividends on the Series 2008 Preferred Stock are not be cumulative. Accordingly, if for any reason our Board of Directors does not declare a dividend on the Series 2008 Preferred Stock for a Dividend Period (as defined below) prior to the related Dividend Payment Date, that dividend will not accrue, and we have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any time in the future, whether or not our Board of Directors declares a dividend on the Series 2008 Preferred Stock or any other series of our preferred stock or common stock for any future Dividend Period. Quarterly dividend periods (each, a “Dividend Period”) commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008 Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided in the case of a liquidation, the applicable Dividend Period shall end on and exclude the date of our voluntary or involuntary liquidation, dissolution or winding up, as the case may be).

     So long as shares of the Series 2008 Preferred Stock are outstanding, we may not (1) declare or pay dividends or make distributions on junior securities, including common stock, or redeem, repurchase or acquire, or make a liquidation payment with respect to, stock ranking junior to the Series 2008 Preferred Stock, including common stock or (2) redeem, purchase, acquire or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of any Parity Stock (as defined below) (other than pursuant to pro rata offers to purchase all or a pro rata portion of the Series 2008 Preferred Stock and such Parity Stock), unless full dividends on all outstanding shares of the Series 2008 Preferred Stock have been paid or declared and set aside for payment (with customary exceptions for dividends or distributions paid in equity, redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange for other Junior Stock (as defined below), purchases by us or our affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of our customers and acquisitions of common stock in respect of exercises of employee equity awards and any related tax withholding).
     When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008 Preferred Stock and any stock ranking on parity with the Series 2008 Preferred Stock (“Parity Stock”), dividends declared on the Series 2008 Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008 Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock (but without, in the case of the Series 2008 Preferred Stock and any other non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.
     Dividend Payment Dates
     Prior to and including May 1, 2011 (the “Mandatory Conversion Date”), dividends on the Series 2008 Preferred Stock will be payable quarterly in arrears on each February 1, May 1, August 1 and November 1 (each, a “Dividend Payment Date”), beginning on August 1, 2008.
     Redemption
     The Series 2008 Preferred Stock is not redeemable by us at any time.
     Conversion Price
     Each share of Series 2008 Preferred Stock will be convertible into 153.8462 shares of our Common Stock, based on a conversion price of $6.50 per share of Common Stock (the “Conversion Price”).
     Optional Conversion
     Holders may, at their option, convert their shares of Preferred Stock into shares of common stock based on the Conversion Price. Holders of Preferred Stock who exercise the optional conversion right will have the right to receive declared and unpaid dividends on the Series 2008 Preferred Stock prior to conversion, to the extent we are legally permitted to pay such dividends at such time.
     Mandatory Conversion
     Each share of Preferred Stock is mandatorily convertible into shares of our common stock on the Mandatory Conversion Date. On or after the date that is two years following the receipt by us of shareholder approval (the “First Call Date”), which date was July 18, 2008, the Series 2008 Preferred Stock is also automatically convertible, if, for a period of 20 consecutive trading days, the closing price of our common stock has been at least $21.00 per share (subject to anti-dilution adjustment). Holders of Preferred Stock will have the right to receive any dividends declared and due on the Mandatory Conversion Date, to the extent we are legally permitted to pay such dividends at such time. For the purposes of this Offer to Exchange, “business day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York or South Carolina are authorized by law or executive order to be closed.

     Notice Provision
     In the event (1) we declare a dividend (or any other distribution) on our common stock; (2) we authorize the granting to the holders of all or substantially all of our common stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of our common stock (other than a subdivision or combination of our outstanding common stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which we are a party and for which approval of any of our stockholders is required, or of the sale or transfer of all or substantially all of our assets; (4) of a tender offer or exchange offer made by us or any of our subsidiaries for any portion of our common stock; or (5) of our voluntary or involuntary dissolution, liquidation or winding up, we will, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each holder of Preferred Stock, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up.
     Reorganization Event
     In the event of:
•
any consolidation or merger of us with or into another person in each case pursuant to which the common stock will be converted into cash, securities or other property of the Company or another person;

•
any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, in each case pursuant to which the common stock will be converted into cash, securities or other property;

•	any reclassification of the common stock into securities, including securities other than our common stock; or

•	any statutory exchange of the Company’s securities for those of another person (other than in connection with a merger or acquisition), each of which is referred to as a “reorganization event,” each share of the Series 2008 Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such reorganization event by a holder of the number of shares of common stock into which such share of Preferred Stock was convertible immediately prior to such reorganization event in exchange for such shares of common stock. In addition, the shares of Preferred Stock will be immediately convertible, notwithstanding any limitations on conversion described in the Certificate of Designation of the Series 2008 Preferred Stock (the “Certificate of Designation”), if such reorganization event is also a Make-whole Acquisition (described below) in which we are not the surviving entity in such transaction.
     Make-whole upon Certain Transactions
     In the event of a Make-whole Acquisition, the make-whole payment due in respect of each share of Preferred Stock converted in (or within 20 days following) the transaction shall equal the sum of the present values of all scheduled dividend payments on the Series 2008 Preferred Stock from the date of the Make-whole Acquisition to and including the Mandatory Conversion Date (or the First Call Date, if the value of the consideration paid in the Make-whole Acquisition is greater than $21.00 per share of common stock, subject to adjustment), discounted from the applicable Dividend Payment Dates to the date of the Make-whole Acquisition, in each case on a quarterly basis, at a discount rate equal to the Treasury Rate (as defined under the Certificate of Designation) applicable to the immediately preceding Dividend Period, plus a spread equal to 0.50%, plus in each case accrued and unpaid dividends through the date of the Make-whole Acquisition.
     Make-whole Acquisitions would include any of the transactions referenced in the first, second and fourth bullets points under “Reorganization Event” above, unless the transaction is one in which the persons that beneficially owned directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or its ultimate parent company, immediately after the transaction.
     Anti-dilution Adjustments
     The Conversion Price will be subject to adjustment from time to time under certain circumstances. The formula for determining the Conversion Price (and thus the number of shares of common stock to be delivered upon conversion) may be adjusted in the event of stock dividends or distributions in shares of common stock or subdivisions, splits and combinations of our common stock.
     Voting Rights
     Except when entitled to vote as a separate class, the holders of the Series 2008 Preferred Stock are entitled to vote their Preferred Stock on an as converted basis with our common stock as a single class.
     The affirmative consent of holders of at least 66 2/3% of the outstanding Preferred Stock (voting as a separate class) will be required (1) for the issuance of any class or series of stock ranking senior to the Series 2008 Preferred Stock as to dividend rights or rights upon liquidation, winding-up or dissolution and for amendments to our amended and restated articles of incorporation that would alter the rights of holders of the Series 2008 Preferred Stock in a manner materially adverse to the holders, (2) to approve any liquidation or dissolution of TSFG or any merger or consolidation of TSFG with or into any other entity unless (i) the Company is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) TSFG is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole, or (3) for any acquisition announced by TSFG during the first 18 months following the Closing Date of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by TSFG for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator).
     Ranking
     The Series 2008 Preferred Stock will rank upon our liquidation, winding-up or dissolution:
•
senior to our common stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan), and each other class or series of our equity securities, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008 Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs (all of such equity securities, including our common stock, and options, warrants or rights to subscribe for or purchase shares of our common stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

•
on a parity with each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks pari passu with the Series 2008 Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs (all of such equity securities are collectively referred to herein as the “Parity Stock”); and

•
junior to each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008 Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs.

     The Series 2008D-V, Series 2008D-NV, Series 2008ND-V and Series 2008ND-NV Preferred Stock and the Series T Preferred Stock each rank in parity to one another.
     The Series 2008 Preferred Stock ranks junior in payment to our trust preferred securities and to all obligations of our subsidiaries, including our REIT preferred securities.
Series T Preferred Stock
     On December 5, 2008, the Company entered into a Purchase Agreement with the U.S. Department of Treasury (the “Treasury Department” or the “initial selling securityholder”), pursuant to which the Company agreed to issue 347,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T (the “Series T Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total price of $347 million. The following is a brief description of the terms of the Series T Preferred Stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated articles of organization, as amended, including the articles of amendment and related certificate of designation with respect to the Series T Preferred Stock, copies of which have been filed with the SEC and are also available upon request from us.
     Generally
     As of March 1, 2008, there were 347,000 shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008-T (the “Series T Preferred Stock”) outstanding, all of which were originally issued to the Treasury Department in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series T Preferred Stock are validly issued, fully paid and nonassessable.
     Dividends Payable On Shares of Series T Preferred Stock
     Holders of shares of Series T Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series T Preferred Stock with respect to each dividend period from December 5, 2008 to, but excluding, February 15, 2014. From and after December 15, 2013, holders of shares of Series T Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series T Preferred Stock with respect to each dividend period thereafter.
     Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series T Preferred Stock are payable to holders of record of shares of Series T Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.
     If we determine not to pay any dividend or a full dividend with respect to the Series T Preferred Stock, we are required to provide written notice to the holders of shares of Series T Preferred Stock prior to the applicable dividend payment date.
     We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to South Carolina state laws relating to the payment of dividends.
     Priority of Dividends
     With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series T Preferred Stock will rank:
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senior to our common stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan), and each other class or series of our equity securities, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series T Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs;

•
on a parity with each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks pari passu with the Series T Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs; and

•
junior to each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks senior to the Series T Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of our affairs.

     Series T Preferred Stock ranks in parity to our Series 2008 Preferred Stock.
     The Series T Preferred Stock ranks junior in payment to our trust preferred securities and to all obligations of our subsidiaries, including our REIT preferred securities.
     So long as any shares of Series T Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on TSFG’s common stock or other junior stock or parity stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock or parity stock unless we have paid in full all accrued dividends on the Series T Preferred Stock for all prior dividend periods, other than:
•
purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•
purchases or other acquisitions by broker-dealer subsidiaries of TSFG solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by broker-dealer subsidiaries of TSFG for resale pursuant to an offering by TSFG of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not TSFG or a subsidiary of TSFG, including as trustee or custodian; and

•
the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

     If we repurchase shares of Series T Preferred Stock from a holder other than the Treasury Department, we must offer to repurchase a ratable portion of the Series T Preferred Stock then held by the Treasury Department.
     On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series T Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series T Preferred Stock), with respect to the Series T Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.
     Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series T Preferred Stock from time to time out of any funds legally available for such payment, and the Series T Preferred Stock shall not be entitled to participate in any such dividend.
     Redemption
     Under the terms of the original investment documentation with the Treasury Department, we were not permitted to redeem the Series T Preferred Stock prior to February 15, 2012 unless we received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $86,750,000, which equals 25% of the aggregate liquidation amount of the Series T Preferred Stock on the date of issuance. In such a case, we were permitted to redeem the Series T Preferred Stock, subject to the approval of appropriate federal banking agency, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than TSFG or its subsidiaries after December 5, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of TSFG at the time of issuance under the applicable risk-based capital guidelines of the appropriate federal banking agency. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008. After December 15, 2011, we were permitted to redeem the Series T Preferred Stock at any time, subject to the approval of the federal banking agency, in whole or in part, subject to notice as described below. The American Recovery and Reinvestment Act of 2009 (the “Stimulus Act”) provides for the elimination of the original redemption limitations, subject to consultation with the appropriate federal banking agency.
     In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.
     The Series T Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series T Preferred Stock have no right to require the redemption or repurchase of the Series T Preferred Stock.
     If fewer than all of the outstanding shares of Series T Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series T Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.
     We will mail notice of any redemption of Series T Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series T Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series T Preferred Stock designated for redemption will not affect the redemption of any other Series T Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series T Preferred Stock are to be redeemed, and the number of shares of Series T Preferred Stock to be redeemed (and, if less than all shares of Series T Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).
     Shares of Series T Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.
     Liquidation Rights
     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series T Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series T Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series T Preferred Stock.
     If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series T Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series T Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series T Preferred Stock has been paid in full to all holders of Series T Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series T Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
     For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.
     Voting Rights
     Except as indicated below or otherwise required by law, the holders of Series T Preferred Stock will not have any voting rights.
     Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series T Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series T Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.
     Upon the termination of the right of the holders of Series T Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of TSFG will be reduced by the number of preferred stock directors that the holders of Series T Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series T Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series T Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.
     Other Voting Rights. So long as any shares of Series T Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of organization, the vote or consent of the holders of at least 66 2/3% of the shares of Series T Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
•
any amendment or alteration of our articles of organization to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series T Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of TSFG;

•
any amendment, alteration or repeal of any provision of the certificate of designations for the Series T Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series T Preferred Stock; or

•
any consummation of a binding share exchange or reclassification involving the Series T Preferred Stock or of a merger or consolidation of TSFG with another entity, unless the shares of Series T Preferred Stock remain outstanding following any such transaction or, if TSFG is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series T Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series T Preferred Stock, taken as a whole.

     To the extent of the voting rights of the Series T Preferred Stock, each holder of Series T Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series T Preferred Stock are entitled.
     The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series T Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series T Preferred Stock to effect the redemption.
Other Preferred Stock That May be Offered Though This Prospectus
     Generally
     TSFG’s board of directors has the sole authority, without shareholder vote, to issue shares of authorized but unissued preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The relative rights, preferences and limitations of any preferred stock other than the Series 2008 Preferred Stock and Series T Preferred Stock offered by this prospectus will be determined by TSFG’s board of directors in its sole discretion and will be set forth in the Articles of Amendment establishing the particular class or series of preferred stock and in the applicable prospectus supplement.
     Among other things, the board may designate with respect to the preferred stock, without further action of the shareholders of TSFG, the dividend rate and whether dividends shall be cumulative or participating or possess other special rights, the voting rights, TSFG’s rights and terms of redemption, the liquidation preferences, any rights of conversion and any terms related thereto, and the price or other consideration for which the preferred stock shall be issued.
     The preferred stock could be used by TSFG to impede attempts by third parties to acquire control of TSFG without the cooperation of TSFG’s board of directors. Furthermore, the board, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.
     Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock. The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating that amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of TSFG; and

•	any other terms of that series.
     Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable.
     Where appropriate, the applicable prospectus supplement will describe the material United States federal income tax considerations relevant to the preferred stock.
     Rank
     Unless otherwise described in the prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement.
     Dividends
     Holders of each series of preferred stock will be entitled to receive, when, as and if our board declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.
     Dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are noncumulative and our board fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

     Redemption
     The terms on which any series of preferred stock may be redeemed will be in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares.
     Liquidation
     In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred stockholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled.
     Voting
     The voting rights, if any, of preferred stock of any series will be described in the applicable prospectus supplement.
     Under South Carolina law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.
     Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over TSFG) may then be subject to regulation as a bank holding company. In addition, in that event:
•
any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•
any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange
     The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.
Other Rights
     The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title
     TSFG, the transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose. See also “Global Securities.”
Transfer Agent and Registrar
     Unless the applicable prospectus supplement specifies otherwise, the transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be Registrar & Transfer Company.
DESCRIPTION OF WARRANTS
UST Warrant
     As part of its purchase of the Series T Preferred Stock, the Treasury Department received a warrant (the “UST Warrant”) to purchase 10,106,796 shares of TSFG’s common stock at an initial per share exercise price of $5.15. The Stimulus Act provides for the liquidation by Treasury of any warrants (including the UST Warrant) when the related assistance previously provided under the Troubled Asset Relief Program is repaid (which in our case means a redemption of the Series T Preferred Stock) by an assisted financial institution. The following is a brief description of the terms of the UST Warrant. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.
     Shares of Common Stock Subject to the Warrant
     The warrant is initially exercisable for 10,106,796 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $ $347,000,000, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by 50% to 2,788,104 shares. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”
     Exercise of the Warrant
     The initial exercise price applicable to the warrant is $5.15 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 5, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by TSFG of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”
     Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised.
     Rights as a Shareholder
     The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

     Transferability
     The Treasury Department may not transfer a portion of the warrant with respect to more than 5,053,398 shares of common stock until the earlier of the date on which TSFG has received aggregate gross proceeds from a qualified equity offering of at least $347 million and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.
     Adjustments to the Warrant
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•
in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2008.
     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.
     Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.
     Business Combinations. In the event of a merger, consolidation or similar transaction involving TSFG and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.
Other Warrants That May be Offered Though This Prospectus
     This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.
     We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.
     We have summarized the material terms and provisions of the warrant agreements and warrants in this section. We have also filed or will file the forms of warrant agreements and the certificates representing the warrants as exhibits to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed incorporated by reference in this prospectus. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.
     Generally
     If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:
•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants;

•
the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•
the principal amount of the series of debt securities that can be purchased if a holder exercises the warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	any material United States federal income tax consequences relevant to the warrants; and

•	any other terms of the warrants.
     If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:
•	the offering price;

•
the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•
the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•
the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	any material United States federal income tax consequences relevant to the warrants; and

•	any other terms of the warrants.
     Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.
     A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
     Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares, common stock or other securities are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares, common stock or other securities, including any right to receive dividends or to exercise any voting rights.
Exercise of Warrants
     Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
     A holder of warrants may exercise them by following the general procedure outlined below:
•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•
delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

     If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Warrant Agreements
     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.
Common Stock Warrant Adjustments
     Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•
if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.
     Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.
     Holders of common stock warrants may have additional rights under the following circumstances:
•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.
     If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.
DESCRIPTION OF DEPOSITARY SHARES
     This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.
     We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed or will file the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General
     We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
     The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include, if applicable, any dividend, voting, redemption, conversion, exchange and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
     Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
     Where appropriate, the applicable prospectus supplement will describe the material United States federal income tax considerations relevant to the depositary shares.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.
     If there is a distribution other than in cash, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the record holders of depositary shares.
     The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion and Exchange
     If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption of Depositary Shares
     If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting the Preferred Stock
     When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
     The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.
Amendment and Termination of the Deposit Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:
•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn or converted into or exchanged for other securities; or

•
there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.
Miscellaneous
     We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

     Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
     The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities or undivided interests in securities, for the purchase or sale of:
•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity affiliated with us, including securities of the trusts and LLCs described in this prospectus;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.
     The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or price of securities of entities affiliated with us, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
     The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares or securities of entities affiliated or not affiliated with us, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•
whether we or the holders will be required to make periodic payments, the nature and amount of those payments, or the method of determining those amounts, and whether those payments may be unsecured or prefunded on some basis;

•	whether the purchase contracts are to be prepaid or otherwise secured;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	material United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.
     The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to those purchase contracts.
DESCRIPTION OF UNITS
     We may issue units comprised of one or more of the other securities described in this prospectus or undivided interests in those securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security (or undivided interests in that security) included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (or undivided interests therein). The unit agreement under which a unit is issued may provide that the securities (or undivided interests therein) included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities (or undivided interests therein) comprising the units, including whether and under what circumstances those securities (or undivided interests therein) may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities (or undivided interests therein) comprising the units;

•	the terms of the unit agreement governing the units;

•	whether any of the securities comprising the units will be pledged to secure obligations of the holder;

•	material United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.
     The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to those units.
DESCRIPTION OF TSFG SENIOR AND SUBORDINATED DEBT SECURITIES
     This section describes the general terms and provisions of our senior debt securities and subordinated debt securities, which are sometimes referred to in this section as “debt securities.” Our junior subordinated debt securities are described under “Description of TSFG Junior Subordinated Debt Securities.” The applicable prospectus supplement will describe the specific terms of the series of debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
     The senior debt securities and the subordinated debt securities will be issued under separate indentures between our company and a U.S. banking institution (which is sometimes referred to in this section as a “trustee”). The trustee for each series of debt securities will be identified in the applicable prospectus supplement. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture.” Together the senior indenture and the subordinated indenture are called “indentures” in this section.

     The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.
     We have summarized selected provisions of the indentures below. The summary is not complete. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the indentures.
General
     The indentures provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture.
     The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt (sometimes referred to in this section as “senior debt”). The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities.
     A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. These terms will include some or all of the following:
•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the total principal amount of the debt securities;

•	the dates on which the principal of the debt securities will be payable;

•	the maturity date of the debt securities;

•	the interest rate of the debt securities, whether the rate is fixed or floating, or otherwise subject to reset, and the interest payment dates for the debt securities;

•	the places where payments on the debt securities will be payable;

•	any terms upon which the debt securities may be redeemed at our option or at the option of the holders;

•	any provisions for remarketing or extension of the debt securities;

•	any sinking fund or other provisions that would obligate our company to repurchase or otherwise redeem the debt securities before their final maturity;

•	whether the debt securities are defeasible;

•	any addition to or change in the events of default;

•	if convertible into our common stock or any of our other securities, the terms on which such debt securities are convertible;

•	any addition to or change in the covenants in the applicable indenture; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.
     The indentures do not limit the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.
     If so provided in the applicable prospectus supplement, we may issue the debt securities at a discount below their principal amount and pay less than the entire principal amount of the debt securities upon declaration of acceleration of their maturity (sometimes referred to in this section as “original issue discount securities”). The applicable prospectus supplement will describe material U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.
Senior Debt Securities
     The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured debt. The senior debt securities will, however, be junior in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness and effectively subordinated to all obligations and liabilities of our subsidiaries to the extent of their assets. Except as provided in the applicable senior indenture or specified in any authorizing resolution or supplemental indenture relating to a series of senior debt securities to be issued, no senior indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.
Subordination of Subordinated Debt Securities
     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated in right of payment to the prior payment in full of all of our senior debt, including any senior debt securities. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series, including:
•	the applicability and effect of those provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

•
the applicability and effect of those provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of senior debt applicable to the subordinated debt securities of that series.
     The failure to make any payment on any of the subordinated debt securities due to the subordination provisions of the subordinated indenture described in the prospectus supplement will not prevent the occurrence of an event of default under the subordinated debt securities.
Conversion Rights
     The debt securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of that series of debt securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that series of debt securities.
Form, Exchange and Transfer
     The debt securities of each series will be issuable only in registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof.

     Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for that purpose, without the payment of any service charge except for any tax or governmental charge.
Global Securities
     The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.
     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary for that global security or any nominee of such depositary unless:
•	the depositary is unwilling or unable to continue as depositary;

•	an event of default has occurred and is continuing; or

•	as otherwise provided in a prospectus supplement.
     Unless otherwise stated in any prospectus supplement, The Depository Trust Company (“DTC”) will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.
Payment
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for that interest.
     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at designated places.
Consolidation, Merger and Sale of Assets
     We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:
•	the successor person (if any) is a corporation organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•
as a result of the transaction, we would be subject to an encumbrance not permitted by the indenture, we or the successor person shall take steps to secure the debt securities equally with all indebtedness secured by the encumbrance;

•
we have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the indenture and that all conditions precedent listed in the indenture have been complied with; and

•	any other conditions specified in the applicable prospectus supplement are met.
Events of Default
     Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default (sometimes referred to in this section as an “event of default”) under the indentures:

•	failure to pay principal or premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, on any debt security of that series;

•	failure to perform any other covenant or the breach of any warranty in the applicable indenture for 90 days after being given written notice;

•	certain events of bankruptcy, insolvency or reorganization affecting us; and

•	any other event of default included in the applicable indenture or supplemental indenture.
     If an event of default (other than as a result of bankruptcy, insolvency or reorganization) for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series (or, if any of the debt securities are original issue discount securities, such portion of the principal amount of those debt securities as may be specified in a prospectus supplement) to be due and payable immediately. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series (or, if any of the debt securities are original issue discount securities, such portion of the principal amount of those debt securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can rescind the acceleration.
     A trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     The holders of debt securities of any series will not have any right to institute any proceeding with respect to the applicable indenture unless:
•	the holder has given written notice to the trustee of an event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity to the trustee to institute that proceeding as trustee; and

•
the trustee fails to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the written request, within 60 days after such notice, request and offer.

     These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in the debt security.
     We will be required to furnish to each trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable indenture.
Modification and Waiver
     Under each indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.
Defeasance and Covenant Defeasance
     If, and to the extent, indicated in the applicable prospectus supplement, we may elect at any time to have the provisions of the indentures relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series.
     Defeasance and Discharge. The indentures provide that, upon the exercise of our option (if any), we will be discharged from all our obligations with respect to the applicable debt securities upon the deposit in trust for the benefit of the holders of those debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Any additional conditions to the discharge of our obligations with respect to a series of debt securities will be described in an applicable prospectus supplement.
     Defeasance of Certain Covenants. The indentures provide that, upon the exercise of our option (if any), we may be released from our obligation to comply with certain restrictive covenants described in an applicable prospectus supplement, the occurrence of certain events of default as described in an applicable prospectus supplement will not be deemed to either be or result in an event of default and, if those debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to those debt securities. In order to exercise this option, we must deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and the debt securities. Any additional conditions to exercising this option with respect to a series of debt securities will be described in an applicable prospectus supplement.
Notices
     Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register.
Title
     We, the trustees and any agent of ours or a trustee may treat the person in whose name a debt security is registered as the owner of the debt security, whether or not that debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF TSFG JUNIOR SUBORDINATED DEBT SECURITIES
     This section describes the general terms and provisions of our junior subordinated debt securities. Our senior debt securities and subordinated debt securities are described under “Description of TSFG Senior and Subordinated Debt Securities.” The applicable prospectus supplement will describe the specific terms of the series of junior subordinated debt securities, which are sometimes referred to in this section as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. The junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this section as the “indenture,” between us and the junior subordinated trustee named in the applicable prospectus supplement.

     We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the form of indenture for provisions that may be important to you.
     The indenture under which the junior subordinated securities will be issued does not limit the amount of debt which we or our subsidiaries may incur.
General
     The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.
     The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future “senior debt” (as defined below for purposes of this section). See “—Subordination” below.
     A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the debt securities;

•	the total principal amount of the debt securities of that series;

•	the dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date of the debt securities;

•	if the debt securities will bear interest:
°	the interest rate on the debt securities or the method by which the interest rate may be determined;

°	whether payment of interest will be contingent in any respect and/or the interest rate reset;

°	the date from which interest will accrue;

°	the record and interest payment dates for the debt securities;

°	the first interest payment date; and

°	any circumstances under which we may defer interest payments;
•	any remarketing or extension features of the debt securities;

•	the place or places where:
°	we can make payments on the debt securities;

°	the debt securities can be surrendered for registration of transfer or exchange; and

°	notices and demands can be given to us relating to the debt securities and under the indenture;
•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•
whether the debt securities will be convertible into or exchangeable for shares of our common stock, shares of our preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the debt securities;

•
any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•
whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•
if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any material United States federal tax considerations relevant to the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms and conditions of any obligation or right of TSFG or a holder to convert or exchange the debt securities into trust preferred securities or other securities;

•	denominations of the debt securities (if other than $1,000 and whole multiples of it for registered securities or other than $5,000 for bearer securities);

•	if the debt securities are to be issued to a trust, the form of related trust agreement and guarantee agreement;

•	the relative degree of seniority or subordination compared to other series of debt securities; and

•	any other terms of the debt securities.

     When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.
Additional Interest
     If the junior subordinated securities of a series are owned by a trust and if the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on those junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.
Payment; Exchange; Transfer
     We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:
•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent.
     Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of that debt security can only look to us for the payments on the debt security.
     Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.
     In the event of any redemption, neither we nor the junior subordinated trustee will be required to:
•
issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of that publication or the mailing of that notice; or

•
transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations
     Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000, or in bearer form in denominations of $5,000 each.
Bearer Debt Securities
     If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.
Original Issue Discount
     Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of that debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the material federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.
Option to Defer Interest Payments
     If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. Any material United States federal income tax consequences or other special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Restrictions on Certain Payments, Including on Deferral of Interest
     Unless otherwise specified in the applicable prospectus supplement, if:
•
there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•
we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and that period, or any extension of that period, shall be continuing;

     then:
•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•
we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); and

•	we shall not make any payment under any guarantee that ranks equally with or junior to our guarantee related to the trust preferred securities.
     The restrictions listed above do not apply to:
•
any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•
any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or

•
any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of those warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to that stock.

Redemption
     Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.
     Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify that date or describe those conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of that junior subordinated debt security plus accrued and unpaid interest (including additional interest) to the redemption date.
     Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of the junior subordinated debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.
     Unless otherwise specified in the applicable prospectus supplement, the term “tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that:
•
that trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•
interest payable by TSFG on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by TSFG, in whole or in part, for United States federal income tax purposes; or

•	that trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
     Unless otherwise specified in the applicable prospectus supplement, the term “investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.
     Unless otherwise specified in the applicable prospectus supplement, the term “capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that TSFG will not be entitled to treat an amount equal to the liquidation amount of those trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to TSFG.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions thereof called for redemption.
Limitation on Mergers and Sales of Assets
     The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
•
the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

     If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in that indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the indenture and under the junior subordinated debt securities.
Events of Default, Waiver and Notice
     Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:
•
failure to pay interest (including any additional interest) on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due, whether at maturity, upon redemption or otherwise;

•	certain events in bankruptcy, insolvency or reorganization of TSFG; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.
     If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal of and all accrued but unpaid interest on all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such a declaration and the junior subordinated debt securities of that series are held by a trust or trustee of that trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have that right.
     If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of that trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of the junior subordinated debt securities do not rescind that declaration and the junior subordinated debt securities are held by a trust or trustee of that trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.
     The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:
•	a default in payment of principal or any premium or interest; or

•
a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

     If the junior subordinated debt securities of that series are held by a trust or a trustee of that trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.

     The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.
     We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.
     If the junior subordinated debt securities of any series are held by a trust or a trustee of that trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the corresponding junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:
•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities; or

•	suing us to enforce the property trustee’s rights under the junior subordinated debt securities.
     This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.
Covenants Contained in Junior Subordinated Indenture
     The junior subordinated indenture does not contain restrictions on our ability to:
•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•
pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, Including on Deferral of Interest” above.

     The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of those debt securities.
No Protection in the Event of a Highly Leveraged Transaction
     The junior subordinated indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.
Distribution of the Junior Subordinated Debt Securities
     If a series of junior subordinated debt is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”
Modification of Junior Subordinated Indenture
     Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
•
a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•
a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of that indenture or certain defaults under that indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert those debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture.
     Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of those series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that the covenant or condition cannot be so waived at the time we establish the series.
     If the junior subordinated debt securities are held by a trust or the trustee of that trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of that trust. If the consent of the holder of each outstanding junior subordinated debt security is required for that modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.
     We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purposes of:
•	creating any new series of junior subordinated debt securities;

•
evidencing the succession of another corporation to us, and the assumption by that successor of our covenants contained in the junior subordinated indenture and the junior subordinated debt securities;

•
adding covenants of us for the benefit of the holders of all or any series of junior subordinated debt securities, transferring any property to or with the junior subordinated trustee or surrendering any of our rights or powers under the junior subordinated indenture;

•	adding any additional events of default for all or any series of junior subordinated debt securities;

•
changing or eliminating any restrictions on the payment of principal or premium, if any, on junior subordinated debt securities in registered form, permitting and facilitating the issuance of junior subordinated debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect;

•
changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall become effective only when there is no junior subordinated debt security outstanding of any series created prior to the execution of that supplemental indenture which is entitled to the benefit of those provisions, or shall not apply to any junior subordinated debt security outstanding;

•
evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the junior subordinated debt securities of one or more series and adding to or changing any of the provisions of the junior subordinated indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the junior subordinated indenture;

•
curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the junior subordinated indenture which shall not be inconsistent with any provision therein, provided those other provisions shall not adversely affect the interests of the holders of the junior subordinated debt securities of any series in any material respect or, in the case of the junior subordinated debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by such trust shall remain outstanding, the holders of those trust preferred securities; or

•
adding to, changing or eliminating any provision of the junior subordinated indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that action shall not adversely affect the interest of the holders of junior subordinated debt securities of any series in any material respect.

Defeasance and Discharge
     Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:
•
we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, “eligible instruments,” to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of those debt securities;

•
we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, those debt securities will not be delisted as a result of the deposit; and

•	we comply with certain other conditions specified in the indenture.

     When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:
•	direct obligations of the United States backed by the full faith and credit of the United States; or

•
any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

     In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:
•
the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.
     Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.
     If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.
Conversion or Exchange
     The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series, into trust preferred securities or into our common stock or preferred stock, on the terms provided in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.
Subordination
     The junior subordinated debt securities will be subordinate to all of our existing and future senior debt. For purposes of this section, our “senior debt” includes our senior debt securities and our subordinated debt securities and means any obligation of ours to our creditors, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not senior debt. Our trade accounts payable and accrued liabilities arising in the ordinary course of business, our junior subordinated debt securities and our guarantees of any debt securities issued to a Trust are excluded from the definition of our “senior debt.” Unless specified otherwise in the applicable prospectus supplement, the junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing vehicle.
     If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:
•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•
payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under the plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

     If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt:
•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and those other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.
     If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the senior debt in full, then those holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:
•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•
payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities.

     Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

     We may modify or amend the junior subordinated indenture as provided under “—Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of senior debt.
     The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.
Governing Law
     The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
The Trustee
     The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.
DESCRIPTION OF LLC DEBT SECURITIES AND RELATED TSFG GUARANTEES
     This section describes the general terms and provisions of the debt securities that may be offered by one or more of our LLCs and our related guarantees of those debt securities. The applicable prospectus supplement will describe the specific terms of the series of debt securities, which are sometimes referred to in this section as “LLC debt securities,” and related guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those LLC debt securities and related guarantees. The LLC debt securities and our related guarantees will be issued under an indenture, which is sometimes referred to in this section as the “indenture,” among the applicable LLC, us and the trustee named in the applicable prospectus supplement.
     We have summarized the material terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. You should read the form of indenture for provisions that may be important to you. The indenture under which the LLC debt securities will be issued does not limit the amount of debt which we or our subsidiaries may incur or guarantee.
General
     Unless specified otherwise in the applicable prospectus supplement, the LLC debt securities will be senior unsecured obligations of the applicable LLC. The indenture does not limit the principal amount of LLC debt securities that the LLCs may issue. The indenture permits the LLCs to issue LLC debt securities from time to time and LLC debt securities issued under the indenture will be issued as part of a series that has been established by an LLC under the indenture.
     Unless otherwise specified in the applicable prospectus supplement, an LLC’s only assets will be common or preferred stock of TSFG. As a result, an LLC’s ability to make payments on the LLC debt securities depends on its receipt of dividends from TSFG.
     A prospectus supplement relating to a series of LLC debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the LLC debt securities;

•	the total principal amount of the LLC debt securities of that series;

•	the date or dates on which the principal of and any premium on the LLC debt securities will be payable;

•	the maturity date of the LLC debt securities;

•	if the LLC debt securities will bear interest:
°	the interest rate on the LLC debt securities or the method by which the interest rate may be determined;

°	whether payment of interest will be contingent in any respect and/or the interest rate reset;

°	the date from which interest will accrue;

°	the record and interest payment dates for the LLC debt securities;

°	the first interest payment date; and

°	any circumstances under which an LLC may defer interest payments;
•	any remarketing or extension features of the LLC debt securities;

•	the place or places where:
°	an LLC can make payments on the LLC debt securities and we can make payments on our related guarantees;

°	the LLC debt securities can be surrendered for registration of transfer or exchange; and

°	notices and demands can be given to an LLC relating to the LLC debt securities and to us with respect to our related guarantees and under the indenture;
•	any optional redemption provisions that would permit an LLC or the holders of LLC debt securities to elect redemption of the LLC debt securities before their final maturity;

•	any sinking fund provisions that would obligate the issuing LLC to redeem its LLC debt securities before their final maturity;

•
whether the LLC debt securities will be convertible into or exchangeable for shares of our common stock, shares of our preferred stock or our depositary shares and, if so, the terms and conditions of any such conversion or exchange, and, if convertible into or exchangeable for shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the LLC debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the LLC debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the LLC debt securities may be paid in a currency other than the currency in which the LLC debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance and Discharge” apply to the LLC debt securities;

•
any events of default which will apply to the LLC debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the LLC debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive an LLC’s compliance with those additional or changed covenants;

•
whether all or part of the LLC debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a “global security” is a LLC debt security that an LLC issues in accordance with the indenture to represent all or part of a series of LLC debt securities;

•
if an LLC issues temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive LLC debt securities;

•	the identity of the security registrar and paying agent for the LLC debt securities if other than the trustee;

•	any material United States federal tax considerations relevant to the LLC debt securities;

•	any special provisions relating to the payment of any additional amounts on the LLC debt securities;

•	the terms and conditions of any obligation or right of an LLC or a holder to convert or exchange the LLC debt securities into trust preferred securities or other securities; and

•	any other terms of the LLC debt securities and related guarantees.
     When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.
Additional Interest
     If the LLC debt securities of a series are owned by a trust and the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then the issuing LLC or TSFG will be required to pay additional interest on the those LLC debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.
The Related TSFG Guarantees
     Unless specified otherwise in the applicable prospectus supplement, under the indenture we will unconditionally guarantee on a junior subordinated basis the payment by the related LLC of principal and interest when due (in the case of interest, subject to the LLC’s deferral right, with our guarantee applying only at the end of the related extension period) on the LLC debt securities. Our guarantee of LLC debt securities will rank pari passu with our other guarantees of LLC debt securities, our trust preferred securities guarantees and our junior subordinated debt securities as described under “Description of TSFG Junior Subordinated Debt Securities—Subordination,” and the term “senior debt” has the same meaning in this section as in that section.
Payment; Exchange; Transfer
     The issuing LLC or TSFG will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the LLC debt securities. Even though an LLC or TSFG will designate a place of payment, the LLC may elect to pay any interest on the LLC debt securities by mailing a check to the person listed as the owner of the LLC debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. Unless stated otherwise in the applicable prospectus supplement, that LLC will pay interest on an LLC debt security:

•	on an interest payment date, to the person in whose name that LLC debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent.
     Any money that is paid to a paying agent for the purpose of making payments on the LLC debt securities and that remains unclaimed two years after the payments were due will, at the LLC’s or TSFG’s request, subject to applicable escheat law, be returned to the LLC or TSFG and after that time any holder of the debt security can only look to an LLC or TSFG for the payments on the debt security.
     Any LLC debt securities of a series can be exchanged for other LLC debt securities of that series issued by the same LLC so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the LLC debt securities that were surrendered for exchange. The LLC debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by the issuing LLC for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the LLC debt securities, but the issuing LLC may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the LLC debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by an LLC where holders can surrender the LLC debt securities for registration of transfer or exchange, the LLC may at any time rescind the designation of any such office or agency or approve a change in the location. However, an LLC will be required to maintain an office or agency in each place of payment for that series.
     In the event of any redemption, neither the issuing LLC nor the trustee will be required to:
•
issue, register the transfer of, or exchange, LLC debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of that publication or the mailing of that notice; or

•	transfer or exchange any LLC debt securities so selected for redemption, except, in the case of any LLC debt securities being redeemed in part, any portion thereof not to be redeemed.
Denominations
     Unless stated otherwise in the applicable prospectus supplement, the LLC debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.
Bearer Debt Securities
     If an LLC ever issues bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of LLC debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to LLC debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.
Original Issue Discount
     LLC debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a LLC debt security is an original issue discount security, that means that an amount less than the principal amount of that debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. The applicable prospectus supplement will describe the material federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments
     If provided in the applicable prospectus supplement, the issuing LLC will have the right from time to time to defer payment of interest on a series of its LLC debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such LLC debt securities. Any material United States federal income tax consequences or other special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Restrictions on Certain Payments, Including on Deferral of Interest
     Unless otherwise specified in the applicable prospectus supplement, if:
•
there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time, or both, would be an event of default with respect to a series of LLC debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	the LLC debt securities of a series are held by a trust and we shall be in default relating to its payment of any obligations under the corresponding guarantee; or

•
the issuing LLC shall have given notice of its election to defer payments of interest on a series of its LLC debt securities by extending the interest payment period and that period, or any extension of that period, shall be continuing;

     then:
•	we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•
we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior to our related guarantees described above under “—The Related TSFG Guarantees”; and

•	we shall not make any payment under any guarantee that ranks equally with or junior to our related guarantees.
     The restrictions listed above do not apply to:
•
any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) our issuance of capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;

•
any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of that capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the trust preferred securities; or

•
any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of those warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to that stock.

Redemption
     Unless otherwise specified in the applicable prospectus supplement, the LLC debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.
     Unless otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem its LLC debt securities of any series in whole at any time or in part from time to time. If LLC debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify that date or describe those conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any LLC debt security so redeemed will equal 100% of the principal amount of that LLC debt security plus accrued and unpaid interest (including additional interest) to the redemption date.
     Except as otherwise specified in the applicable prospectus supplement, the issuing LLC may, at its option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of its LLC debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of the LLC debt securities then outstanding plus accrued and unpaid interest (including additional interest) to the redemption date.
     Unless otherwise specified in the applicable prospectus supplement, the term “tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that:
•
that trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of LLC debt securities;

•
interest payable by an LLC on the series of corresponding LLC debt securities is not, or within 90 days of the date of the opinion, will not be, deductible by TSFG, in whole or in part, for United States federal income tax purposes in its consolidated federal income tax return; or

•	that trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
     Unless otherwise specified in the applicable prospectus supplement, the term “investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.
     Unless otherwise specified in the applicable prospectus supplement, the term “capital treatment event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced prospective change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by that trust, there is more than an insubstantial risk that TSFG will not be entitled to treat an amount equal to the liquidation amount of those trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to TSFG.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of LLC debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless an LLC defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the LLC debt securities or portions thereof called for redemption.
Limitation on Mergers and Sales of Assets
     The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
•
the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including our guarantee of the LLC debt securities;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	certain other conditions as prescribed in the indenture are met.
     If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in that indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the indenture.
     An LLC may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable prospectus supplement. An LLC may, at our request, with the consent of TSFG but without the consent of the holders of the LLC debt securities or the trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, an LLC or trust organized as such under the laws of any state if:
•	the successor entity either:
°	expressly assumes all of the obligations of the LLC with respect to the LLC debt securities, or

°
substitutes for the LLC debt securities other securities having substantially the same terms as the LLC debt securities, which we refer to as the “successor securities,” so long as the successor securities rank the same as the LLC debt securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•
the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the LLC debt securities are then listed;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the LLC debt securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the LLC;

•
prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the LLC experienced in such matters to the effect that:

°
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the LLC debt securities, including any successor securities, in any material respect; and

°
following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the LLC nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•
we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

     Notwithstanding the foregoing, an LLC may not, except with the consent of holders of 100% of the LLC debt securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the LLC or the successor entity to be classified as other than a disregarded entity or grantor trust for United States federal income tax purposes.
Events of Default, Waiver and Notice
     Unless otherwise specified in the applicable prospectus supplement, an “event of default” when used in the indenture with respect to any series of LLC debt securities, means any of the following:
•
failure to pay interest (including any additional interest) on an LLC debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any LLC debt security of that series when due, whether at maturity, upon redemption or otherwise;

•	certain events in bankruptcy, insolvency or reorganization of TSFG or the LLC; or

•	any other event of default that may be specified for the LLC debt securities of that series when that series is created.
     If an event of default under the indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding LLC debt securities of that series may declare the entire principal of and all accrued but unpaid interest on all debt securities of that series to be due and payable immediately. If the trustee or the holders of LLC debt securities do not make such a declaration and the LLC debt securities of that series are held by a trust or trustee of that trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have that right.
     If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding LLC debt securities of that series can, subject to certain conditions (including, if the LLC debt securities of that series are held by a trust or a trustee of that trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of the LLC debt securities do not rescind that declaration and the LLC debt securities are held by a trust or trustee of that trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.
     The holders of a majority in aggregate principal amount of the outstanding LLC debt securities of any series may, on behalf of all holders of that series, waive any past default, except:
•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holder of each outstanding LLC debt security of that series.
     If the LLC debt securities of that series are held by a trust or a trustee of that trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of LLC debt securities do not waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have that right.
     The holders of a majority in principal amount of the LLC debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture.
     The applicable LLC and TSFG are each required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.
     If the LLC debt securities of any series are held by a trust or a trustee of that trust, a holder of the related trust preferred securities may institute a direct action if the issuing LLC fails to make interest or other payments on the corresponding LLC debt securities when due, taking account of any extension period. A direct action may be brought without first:
•	directing the property trustee to enforce the terms of the corresponding LLC debt securities or our related guarantees; or

•	suing the LLC or us to enforce the property trustee’s rights under the LLC debt securities or our related guarantees.
     This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.
Covenants Contained in Indenture
     The indenture does not contain restrictions on our ability to:
•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•
pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments, Including on Deferral of Interest” above.

     The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions which would require an issuing LLC or us to repurchase or redeem or modify the terms of any of the LLC debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of those LLC debt securities taking into account our related guarantee.

No Protection in the Event of a Highly Leveraged Transaction
     The indenture does not protect holders from a sudden and dramatic decline in our credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.
Distribution of the LLC Debt Securities
     If a series of LLC debt securities is owned by a trust, under circumstances involving the dissolution of the trust, which will be discussed more fully in the applicable prospectus supplement, the LLC debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”
Modification of Indenture
     Under the indenture, certain rights and obligations of the issuing LLC and us with respect to our related guarantees and certain of the rights of holders of the LLC debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable LLC debt security);

•	a reduction in payments due on the LLC debt securities;

•	a change in the place of payment or currency in which any payment on the LLC debt securities is payable;

•	a limitation of a holder’s right to sue the LLC for the enforcement of payments due on the LLC debt securities;

•
a reduction in the percentage of outstanding LLC debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of that indenture or certain defaults under that indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of LLC debt securities at the holder’s option;

•	a release of or change in our obligations as guarantor on a junior subordinated basis of the LLC debt securities other than in accordance with the terms of the indenture;

•	in the case of LLC debt securities convertible into common stock, a limitation of any right to convert those debt securities; and

•	a modification of any of the foregoing requirements contained in the indenture.
     Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding LLC debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of those series of debt securities, waive compliance with any covenant or condition contained in the indenture unless it is specified that the covenant or condition cannot be so waived at the time the series is established.
     If the LLC debt securities are held by a trust or the trustee of that trust, no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of trust preferred securities of that trust. If the consent of the holder of each outstanding LLC debt security is required for that modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of related trust preferred securities.
     The issuing LLC and the trustee may execute, without the consent of any holder of LLC debt securities, any supplemental indenture for the purposes of:
•	creating any new series of LLC debt securities;

•	evidencing the succession of another corporation to the LLC or us, as guarantor, and the assumption by that successor of the LLC’s covenants contained in the indenture and the LLC debt securities;

•
adding covenants of the LLC or us for the benefit of the holders of all or any series of LLC debt securities, transferring any property to or with the trustee or surrendering any of the LLC’s or our rights or powers under the indenture;

•	adding any additional events of default for all or any series of LLC debt securities;

•
changing or eliminating any restrictions on the payment of principal or premium, if any, on LLC debt securities in registered form, permitting and facilitating the issuance of LLC debt securities in uncertificated form and modifying certain provisions with respect to bearer securities, provided any such action shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect;

•
changing or eliminating any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no LLC debt security outstanding of any series created prior to the execution of that supplemental indenture which is entitled to the benefit of those provisions, or shall not apply to any LLC debt security outstanding;

•
evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the LLC debt securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee in accordance with the indenture;

•
curing any ambiguity, correcting or supplementing any provision in the indenture which may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with any provision therein, provided those other provisions shall not adversely affect the interests of the holders of the LLC debt securities of any series in any material respect or, in the case of the LLC debt securities of a series issued to a trust and for so long as any of the corresponding series of trust preferred securities issued by that trust shall remain outstanding, the holders of such trust preferred securities; or

•
adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that action shall not adversely affect the interest of the holders of LLC debt securities of any series in any material respect.

Defeasance and Discharge
     Defeasance and Discharge. At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If so provided, an LLC will be discharged from its obligations on the debt securities of that series if:
•
the LLC deposits with the trustee, in trust, sufficient money or, if the LLC debt securities of that series are denominated and payable in U.S. dollars only, “eligible instruments,” to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the indenture and the terms of those debt securities;

•
the LLC delivers to the trustee an opinion of counsel that states that the holders of the LLC debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made;

•	if the LLC debt securities of that series are listed on any domestic or foreign securities exchange, those debt securities will not be delisted as a result of the deposit; and

•	the LLC complies with certain other conditions specified in the indenture.
     When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:
•	direct obligations of the United States backed by the full faith and credit of the United States; or

•
any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

     In the event that an LLC deposits money and/or eligible instruments in trust and discharges its obligations under a series of its LLC debt securities as described above, then:
•
the indenture will no longer apply to the LLC debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of LLC debt securities, to replace lost, stolen or mutilated LLC debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of LLC debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.
     Defeasance of Certain Covenants and Certain Events of Default. At the time a series of LLC debt securities is established under the indenture, the issuing LLC can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If so provided and the LLC makes the deposit and delivers the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” it will not have to comply with any covenant it designates when it establishes the series of debt securities. In the event of a covenant defeasance, an LLC’s obligations under the indenture and the LLC debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.
     If an LLC exercises its option not to comply with the covenants listed above and the LLC debt securities of the series become immediately due and payable because an event of default under the indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the LLC debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, the LLC would remain liable for the balance of the payments.
Conversion or Exchange
     The LLC debt securities may be convertible or exchangeable into our debt securities, our preferred or common stock, LLC debt securities of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the LLC’s option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of LLC debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Governing Law
     The indenture and the LLC debt securities and our related guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.
The Trustee
     The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of LLC debt securities unless offered reasonable indemnification.
DESCRIPTION OF TRUST PREFERRED AND DEBT SECURITIES
     The trust preferred and any related debt securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of the trust agreement by the Trust Indenture Act.
     We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Statutory Trust Act and the Trust Indenture Act.
     Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of that trust. The trust preferred and common securities represent undivided beneficial interests in the assets of that trust. TSFG will own, directly or indirectly, including through any intermediate LLC, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth below under “—Ranking of Common Securities.”
     Each trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness other than in connection with a conversion, redemption, repurchase, or exchange of, or distribution with respect to, the trust preferred securities as described below under “—Redemption, Conversion, or Exchange.” If Units comprised of one or more of the other securities described in this prospectus are offered, each Unit may include one or more undivided interests in a trust preferred security rather than a whole trust preferred security; however, such undivided interests will not be separately transferable except in aggregated multiples equal to whole numbers of trust preferred securities, unless the applicable prospectus supplement specifies otherwise. Under each trust agreement, the property trustee will hold title to the debt securities purchased by that trust for the benefit of the holders of the trust securities. The debt securities will either be junior subordinated debt securities issued by us or debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis. In either case, the debt securities will be issued under an indenture. See “Description of TSFG Junior Subordinated Debt Securities,” and “Description of LLC Debt Securities and Related TSFG Guarantees.”
     We may guarantee the trust preferred securities to the extent provided in an applicable prospectus supplement. The trust preferred securities guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a junior subordinated basis with respect to the related trust securities. However, that guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when a trust does not have funds on hand available to make those payments. See “Description of Trust Preferred Securities Guarantees.”
     Where the applicable prospectus supplement so provides, the trust preferred securities will be convertible into or exchangeable for common stock or preferred stock of TSFG to the same extent and on the same terms as the underlying debt securities held by the trust.

     The applicable prospectus supplement will set forth any remarketing or extension features of the trust preferred securities.
Distributions
     Distributions on each series of trust preferred securities:
•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on the dates as specified in the applicable prospectus supplement.
     In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.
     The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.
     If provided in the applicable prospectus supplement, we will have the right under the indenture and the corresponding debt securities to defer the payment of interest on any series of the corresponding debt securities held by the trust for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to that series. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding debt securities. As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for those trust preferred securities. See “Description of TSFG Junior Subordinated Debt Securities—Restrictions on Certain Payments, Including on Deferral of Interest” and “Description of LLC Debt Securities and Related TSFG Guarantees—Restrictions on Certain Payments, Including on Deferral of Interest” for a description of the consequences of our exercise of our deferral right.
     The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the corresponding debt securities in which that trust invests the proceeds from the issuance and sale of its trust securities. If TSFG or our LLC does not make interest payments on the corresponding debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of those distributions and cash sufficient to make those payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Trust Preferred Securities Guarantees.”
     Distributions on applicable trust preferred securities will be payable to the holders of those securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.
Redemption, Conversion, or Exchange
     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding debt securities, whether at stated maturity or upon earlier redemption as provided in the indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of the trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us or our LLC upon the concurrent redemption of the corresponding debt securities. If less than all of any series of corresponding debt securities are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth below under “—Ranking of Common Securities.” The amount of premium, if any, paid by us or our LLC upon the redemption of all or any part of any series of any corresponding debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth below under “—Ranking of Common Securities.”
     Unless otherwise specified in the applicable prospectus supplement, we will have the right to redeem any series of corresponding debt securities:
•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•
at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve.

     Within 90 days after any “tax event,” “investment company event” or “capital treatment event,” as described above under “Description of TSFG Junior Subordinated Debt Securities—Redemption” or “Description of LLC Debt Securities and Related TSFG Guarantees—Redemption,” in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. If a tax event, investment company event or capital treatment event in respect of a series of trust preferred securities and common securities occurs and continues, and we do not elect to redeem the corresponding debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding debt securities to be distributed to holders of the trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.
     The term “like amount” means:
•
with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount equal to that portion of the principal amount of corresponding debt securities to be contemporaneously redeemed in accordance with the indenture, the proceeds of which will be used to pay the redemption price of those trust securities; and

•
with respect to a distribution of corresponding debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, corresponding debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the corresponding debt securities would be distributed.

     The term “liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.
     Distribution of Corresponding Debt Securities. We will have the right at any time to liquidate a trust and cause the debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of the trust as provided by applicable law, the corresponding debt securities in respect of the related trust securities issued by the trust will be distributed to the holders of the related trust securities in exchange therefor.
     After the liquidation date fixed for any distribution of corresponding debt securities for any series of related trust preferred securities:

•	the series of trust preferred securities will no longer be deemed to be outstanding;

•
the depositary or its nominee, as the record holder of trust preferred securities of that series, will receive a registered global certificate or certificates representing the corresponding debt securities to be delivered upon the distribution;

•
any certificates representing trust preferred securities of that series, not held by The Depository Trust Company, or DTC, or its nominee or surrendered to the exchange agent will be deemed to represent the corresponding debt securities having a principal amount equal to the stated liquidation amount of trust preferred securities of that series, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the trust preferred securities of that series, until those certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of those trust preferred securities will cease, except the right to receive corresponding debt securities upon surrender.
     Redemption Procedures. Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “—Ranking of Common Securities” below. Redemptions of trust preferred securities may require prior approval of the Federal Reserve.
     If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of those trust preferred securities. If those trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.
     Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of those trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:
•
all rights of the holders of those trust preferred securities will cease, except the right of the holders to receive the redemption price and distributions payable in respect of those trust preferred securities on or prior to the redemption date, but without interest; and

•	those trust preferred securities will cease to be outstanding.
     In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “Description of Trust Preferred Securities Guarantees,” distributions on those trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by the trust for those trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.
     If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of those classes, except as set forth below under “—Ranking of Common Securities.” The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.
     Subject to applicable law, including, without limitation, United States federal securities laws, we or our affiliates may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.
     Conversion or Exchange. The trust preferred securities may be convertible or exchangeable into our preferred or common stock, or into debt securities of TSFG, an LLC or the trust, on the terms provided in the applicable prospectus supplement. Those terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the trust’s option, in which case the number of shares of our common stock or other securities to be received by the holders of trust preferred securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.
Ranking of Common Securities
     Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of those trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.
     In the case of any event of default under a trust agreement resulting from an event of default under the indenture, we, as holder of a trust’s common securities, will have no right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under the trust agreement with respect to those trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution Upon Dissolution
     Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:
•	certain events of bankruptcy, dissolution or liquidation of TSFG;

•
the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of the corresponding debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “—Redemption, Conversion or Exchange—Mandatory Redemption”; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding debt securities. If the property trustee determines that this distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust securities shall be paid on a pro rata basis, except as set forth above under “—Ranking of Common Securities.”
Events of Default; Notice
     Any one of the following events constitutes an event of default under the applicable trust agreement, or a “event of default,” regardless of the reason for the event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•	the occurrence of an event of default under the indenture with respect to the corresponding debt securities held by the trust;

•	the default by the trust in the payment of any distribution on any trust security of the trust when due and payable, and continuation of that default for a period of 30 days;

•	the default by the trust in the payment of any redemption price of any trust security of the trust when due and payable;

•
the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement and the continuation of the default or breach for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach and a request to cure in the manner specified in the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.
     Within 30 days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of that event of default to the holders of the trust securities and to the administrative trustees, unless the event of default shall have been cured or waived. We, as sponsor, we or our LLC, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.
     The existence of an event of default under the trust agreement, in and of itself, with respect to the corresponding debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of those debt securities.
Removal of Trustees
     Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the indenture has occurred and is continuing. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee
     Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in that capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make that appointment.
Merger or Consolidation of Trustees
     Any person into which the property trustee or the Delaware trustee if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which that trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of that trustee under the trust agreement, provided that person shall be otherwise qualified and eligible.
Mergers, Consolidations, Amalgamations or Replacements of the Trusts
     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. The trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:
•	the successor entity either:
°	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

°
substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to as the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of the successor entity possessing the same powers and duties as the property trustee is appointed to hold the corresponding debt securities;

•
the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•
prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the trust experienced in such matters to the effect that:

°
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

°
following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•
we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

     Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.
Voting Rights; Amendment of the Trust Agreement
     Except as provided below and under “Description of Trust Preferred Securities Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.
     We and the administrative trustees may amend a trust agreement without the consent of the holders of the trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:
•
cure any ambiguity, correct or supplement any provisions in that trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•
modify, eliminate or add to any provisions of that trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding, to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the trust preferred securities as Tier 1 regulatory capital under prevailing Federal Reserve rules and regulations.

     Any such amendment shall become effective when notice thereof is given to the holders of the trust preferred securities.
     We, the administrative trustees and the property trustee may generally amend a trust agreement with:
•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•
receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

     However, without the consent of each holder of trust securities, a trust agreement may not be amended to:
•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute a suit for the enforcement of any such payment on or after that date.
     So long as the property trustee holds any corresponding debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:
•
direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities, or executing any trust or power conferred on the trustee with respect to those debt securities;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding debt securities is due and payable; or

•	consent to any amendment, modification or termination of the indenture or the corresponding debt securities, where that consent shall be required.
     If a consent under the indenture would require the consent of each holder of corresponding debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities.
     The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.
     Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.
     No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.
     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.
Payment and Paying Agent
     Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, those payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

     Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Carolina First Bank and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Carolina First Bank shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company reasonably acceptable to the administrative trustees and to us.
Registrar and Transfer Agent
     Unless otherwise specified in the applicable prospectus supplement, Registrar & Transfer Company will act as registrar and transfer agent for the trust preferred securities.
     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but the registrar may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after those trust preferred securities have been called for redemption.
Information Concerning the Property Trustee
     Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by that holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.
     We and our affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.
Trust Expenses
     Pursuant to the applicable trust agreement, we, as sponsor, agree to pay:
•	all costs, expenses, and liabilities of the trust (other than obligations of the trust to pay holders of trust securities amounts due pursuant to the terms of the securities);

•
all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes, duties, or other governmental charges, other than United States withholding taxes imposed on the trust by a U.S. or other taxing authority.
Governing Law
     The trust agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous
     The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding debt securities will be treated as indebtedness of TSFG for United States federal income tax purposes.
     In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve that end, as long as the action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.
     Holders of the trust preferred securities have no preemptive or similar rights.
     No trust may borrow money or issue debt, except in connection with a conversion or exchange as described in “—Conversion of Exchange,” or mortgage or pledge any of its assets.
DESCRIPTION OF TRUST COMMON SECURITIES
     In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to that issuance will specify the terms of the common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities—Ranking of Common Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly (including through an intermediate LLC), all of the common securities of the trusts.
DESCRIPTION OF TRUST PREFERRED AND DEBT SECURITIES GUARANTEES
     Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities, unless specified otherwise in the applicable prospectus supplement. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities. We have filed the form of the trust preferred securities guarantee as an exhibit to the registration statement of which this prospectus is a part. You should read the trust preferred securities guarantee for additional information before you purchase any trust preferred securities.
     When we refer in this section to the “debt securities” owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.
General
     Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:
•	any accumulated and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the trust has funds available for distributions;

•	the redemption price relating to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available for redemptions;

•
any amount due on or under any due bill or other debt security issued by or on behalf of the trust in respect of any trust preferred securities in accordance with the terms of those trust preferred securities and the trust agreement, to the extent that the trust has funds available for payment of those amounts; and

•
upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

°	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent the trust has funds available; and

°	the amount of assets of the trust remaining for distribution to holders of the trust preferred securities in liquidation of the trust.
     The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.
     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay those amounts to such holders.
     A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for those payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, or an LLC does not make interest payments on the debt issued by it and purchased by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for those payments. See “—Status of the Guarantees” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.
     A trust preferred securities guarantee, when taken together with our obligations under the indenture under which the related debt securities are issued and the applicable trust agreement, including in each case our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.
     Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.
Status of the Guarantees
     A guarantee will be unsecured and will rank:
•	subordinate and junior in right of payment to all our other liabilities in the same manner as our junior subordinated debt securities as set forth in the junior subordinated indenture; and

•
equally with all other trust preferred security guarantees that we issue, all other LLC debt security guarantees that we issue in the form filed as an exhibit to the registration statement of which this prospectus is a part, our junior subordinated debt securities described in this prospectus and any of our other obligations that rank equally with that guarantee.

     A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the debt securities.
Amendments and Assignment
     A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.
Termination of the Guarantees
     A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the corresponding debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must restore payment of any sums paid under the related trust preferred securities or the trust preferred securities guarantee.
Events of Default
     An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the guarantee and that default remains unremedied for 30 days.
     The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.
     As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.
Information Concerning the Guarantee Trustee
     Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.
     We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.
Governing Law
     The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING
DEBT SECURITIES AND TSFG GUARANTEES
     As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities issued by us or debt securities by one of the LLCs and guaranteed by us on a junior subordinated basis. When we refer in this section to the “debt securities” owned by a trust, we mean the junior subordinated debt securities issued by us or the debt securities issued by one of the LLCs and guaranteed by us on a junior subordinated basis, as specified in the applicable prospectus supplement.
     As long as payments of interest and other payments are made when due on the applicable series of debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:
•	the aggregate principal amount of those debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•
under the indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.
     To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If TSFG or the LLC does not make interest payments on the applicable series of debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of those distributions. See “Description of Trust Preferred Securities Guarantees.”
     We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture or with respect to any guarantee of LLC debt with any payment that we have previously made or are concurrently on the date of such payment making under a related trust preferred securities guarantee.
     A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that TSFG or the LLC has made a payment of interest or principal or other payments on the corresponding debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, or our obligations with respect to our guarantee of the LLC debt securities, as the case may be, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.
     If TSFG or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the debt securities. If the property trustee fails to enforce these rights, any holder of the trust preferred securities may directly sue us to enforce those rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement.”
     A holder of trust preferred securities may institute a direct action if TSFG or the LLC fails to make interest or other payments on the debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding debt securities; or

•	suing us to enforce the property trustee’s rights under the debt securities.
     In connection with any such direct action, we will be subrogated to the rights of the holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to that holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to the unpaid distribution from the trust.
     We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under the guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. That holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce that holder’s right to receive payment under the trust preferred securities guarantees. The holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue the trust or any other person or entity.
     We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Trust Preferred Securities Guarantees—General.”
Limited Purpose of Trust
     Each trust’s preferred securities evidence a beneficial interest in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and common securities, and any related debt securities, and investing the proceeds in corresponding junior subordinated debt securities issued by TSFG or debt securities issued by one of the LLCs. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding debt security is that a holder of a corresponding debt security is entitled to receive from the issuer the principal amount of and interest accrued on that corresponding debt security, while a holder of trust preferred securities is entitled to receive distributions from the trust, or from us under the related guarantee, if and to the extent the trust has funds available for the payment of the distribution.
Rights Upon Dissolution
     Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the corresponding debt securities, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution.” In the case of our junior subordinated debt held by a trust, upon any voluntary or involuntary liquidation or bankruptcy of TSFG, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of TSFG, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than that trust’s obligations to the holders of its trust preferred securities, the positions of a holder of the trust preferred securities and a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same. Similarly, in the case of LLC debt securities held by a trust, the debt securities are guaranteed by us on a subordinated basis. As a result, a holder of the LLC debt would be expected to have substantially the same position as a holder of the trust preferred securities in the event of our liquidation or bankruptcy.

CERTAIN ERISA CONSIDERATIONS
     The discussion of ERISA set forth below is general in nature and is not intended to be all-inclusive. Fiduciaries of ERISA plans, governmental plans or church plans and entities whose assets include plan assets subject to ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended or substantially similar federal, state, local or non-U.S. laws should consult with their legal advisors regarding the consequences of an investment in the securities.
General
     A fiduciary of an employee benefit plan, or any entity deemed to hold “plan assets” of such a plan, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the securities. (Under ERISA and the Internal Revenue Code, any person who exercises any discretionary authority or control over management of an ERISA plan (as defined below) or exercises any authority or control over management or disposition of its assets, who renders investment advice for a fee or other compensation to an ERISA plan or has any authority or responsibility to do so, or who has any discretionary authority or responsibility in the administration of an ERISA plan is generally considered to be a fiduciary of the ERISA plan). Such fiduciary should consider ERISA’s diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan and the fiduciary. In addition, ERISA and the Internal Revenue Code prohibit a wide range of transactions involving, on the one hand, an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Internal Revenue Code (including individual retirement accounts, individual retirement annuities and Keogh plans) or any entity in which that plan invests whose assets are deemed “plan assets” (each such plan or entity herein referred to as “ERISA plan”) and, on the other hand, persons who have certain specified relationships to the ERISA plan (“parties in interest,” within the meaning of ERISA, and “disqualified persons,” within the meaning of the Internal Revenue Code). We refer to these transactions as “prohibited transactions.” If not covered by a statutory or administrative exemption, prohibited transactions may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to civil penalties and excise taxes.
     Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules of ERISA or the Internal Revenue Code. Such plans may, however, be subject to substantially similar federal, state or local laws or regulations. Any fiduciary of a governmental or church plan considering an investment in the securities should determine the need for, and the availability, if necessary, of any exemptive relief under those laws or regulations.
Prohibited Transactions
     We may be a party in interest or a disqualified person with respect to an ERISA plan investing in the securities as a result of various financial services (including trustee, custodian, investment management or other services) we or our affiliates may provide to ERISA plans. Therefore, an investment by an ERISA plan may give rise to a prohibited transaction in the form of a sale of property by us to the investing ERISA plan or an extension of credit by the investing ERISA plan to us. Consequently, before investing in the securities, any person who is, or who is acquiring the securities for, or on behalf of an ERISA plan must determine that the acquisition and holding of the securities will not result in a prohibited transaction or that a statutory or administrative exemption from the prohibited transaction rules is applicable to the investment in the securities.
     The exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code which may be available to an ERISA plan which is investing in the securities (collectively referred to as the “ERISA investor exemptions”) include:
•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	PTCE 95-60, regarding investments by insurance company general accounts.
     The securities may not be acquired by any person who is, or who in acquiring the securities is using the assets of, an ERISA plan unless the purchase and holding of securities by that ERISA plan is eligible for, and satisfies all requirements of, one of the ERISA investor exemptions or another applicable exemption. The acquisition of the securities by any person or entity who is, or who in acquiring such securities is using the assets of, an ERISA plan shall be deemed to constitute a representation by that person or entity that it is eligible and satisfies all requirements required for, exemptive relief pursuant to the ERISA investor exemptions or another applicable exemption with respect to the acquisition and holding of the securities. The acquisition of the securities by any person or entity who is, or who in acquiring the securities is using the assets of, a governmental or church plan shall be deemed to constitute a representation by that person or entity to us that the acquisition and holding of the securities are not prohibited by any federal, state or local laws or regulations applicable to such plan.
GLOBAL SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
     DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
     Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of our articles of incorporation or the applicable indenture, deposit agreement, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.
     Because DTC can act only on behalf of:
•	participants, who in turn act only on behalf of participants or indirect participants, and

•	certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.
     DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our articles of incorporation or the relevant indenture, deposit agreement, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC those securities are credited.
     Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered; or

•
there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to those debt securities.

     Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.
     Upon the occurrence of any event described in the above paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, depositary or warrant agent, as the case may be, will reissue the securities as definitive securities, and then those persons will recognize the holders of the definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture, deposit agreement and/or warrant agreement.
     Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
     Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for those securities.
     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we, the trusts and the LLCs believe to be accurate, but we assume no responsibility for the accuracy thereof. None of TSFG, the trusts, the LLCs, the trustees, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.
SELLING SECURITYHOLDERS
     On December 5, 2008, we issued the securities described below to the Treasury Department, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:
•	347,000 shares of our Series T Preferred Stock, representing beneficial ownership of 100% of the shares of Series T Preferred Stock outstanding on the date of this prospectus;

•	The UST Warrant, representing beneficial ownership of approximately 11.92% of our common stock as of March 20, 2009; and

•	The 10,106,796 shares of TSFG common stock underlying the UST Warrant, which shares, if issued, would represent ownership of approximately 11.92% of our common stock as of March 20, 2009.
     For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.
     We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.
     Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.
     Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.
PLAN OF DISTRIBUTION
     The Issuers or selling securityholders may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or the Issuers or selling securityholders may sell the securities to investors directly or through agents or through a combination of methods. The Issuers or selling securityholders may also offer the securities in exchange for other securities. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities, the net proceeds we will receive from such sale and, if applicable, the names of any selling securityholders and related information. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. The Issuers may sell securities directly to investors on our own behalf in those jurisdictions where the Issuers are authorized to do so.

     Underwriters or selling securityholders may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The Issuers or selling securityholders also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.
     Subject to the restrictions described in this prospectus, the securities being sold or resold under this prospectus may be sold or resold from time to time in any of the following ways:
•
with respect to our common stock, on the Nasdaq Global Select Market or such other national security exchange on which our common stock is listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in a combination of any such transactions;

•	through the writing of options;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in short sales;

•	through transactions in which broker-dealers may agree with the Issuers or the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable stock exchange or NASD rules;

•	through sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares;

•	through sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;

•	through a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     Under the securities laws of some states, the securities offered hereunder may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities offered hereunder may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     If the applicable prospectus supplement indicates the Issuers or selling securityholders will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. The Issuers or selling securityholders must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
     The institutional purchaser’s obligations under the contract will be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.
     If an Issuer or selling securityholder offers bearer debt securities under this prospectus, each underwriter, dealer, and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell, or deliver bearer debt securities to a United States citizen or to any person within the United States, unless federal law permits otherwise.
     In addition, the Issuers or any selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. The Issuers or any selling securityholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
     Any underwriting compensation paid by the Issuers or selling securityholders to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.
     Underwriters, dealers and agents may be entitled, under agreements entered into with the Issuers, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent.
     In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.
     The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
     The common stock is listed on the Nasdaq Global Select Market under the symbol “TSFG.” The preferred stock will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
     Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
     To the extent that we make sales to or through an underwriter or agent in an at-the-market offering, we will do so pursuant to the terms of a distribution agreement between us and the underwriter or agent. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through an underwriter or agent, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriter or agent. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market price for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriter or dealer may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. Any such activities will be described in the prospectus supplement relating to the transaction. To the extent that any broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.
     The Issuers, the selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of certain securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities offered hereunder to engage in market-making activities with respect to the securities offered hereunder. All of the foregoing may affect the marketability of the securities offered hereunder and the ability of any person or entity to engage in market-making activities with respect to the securities offered hereunder.
     In connection with resales of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities and deliver securities to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by the selling securityholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling securityholders may effect such transactions by selling the securities to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts or commissions from the selling securityholders and may receive commissions from the purchasers of the securities for whom they may act as agent (which discounts or commissions from the selling securityholders or such purchasers will not exceed those customary in the type of transactions involved).
     Any selling securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities offered hereunder from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of the securities offered hereunder in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholders or borrowed from the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholders in settlement of those derivatives to close out any related open borrowings of securities.
     There can be no assurance that the Issuers or any selling securityholder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.
LEGAL MATTERS
     The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.
EXPERTS
     The financial statements incorporated in this Prospectus by reference to management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this document by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which report is also incorporated by reference in this document and has been given on the authority of said firm as experts in auditing and accounting.
     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.